Exhibit 99.1

Alkermes Contacts:
For Investors: Sandy Coombs +1 781 609 6377
For Media: Katie Joyce +1 781 249 8927

Alkermes plc Announces Agreement to Acquire Avadel Pharmaceuticals plc

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS BEING MADE PURSUANT TO RULE 2.7 OF THE IRISH TAKEOVER RULES

—      Augments Revenue Growth Profile and Diversifies Alkermes’ Commercial Portfolio with New High Growth Product, LUMRYZ™(Sodium Oxybate)

—      Accelerates Alkermes’ Commercial Entry into Sleep Medicine Market and Provides Strong Foundation for Potential Launch of Alixorexton

—      Expected to be Immediately Accretive and Enhance Profitability Upon Closing

—      Positions the Combined Organization to Accelerate Innovation and Expand its Leadership in Development of Treatments for Sleep Disorders and Other Neurological Disorders

—      Transaction Valued at $18.50 per Share in Cash with a CVR for an Additional $1.50 per Share in Cash, for Total Consideration of up to $20.00 per share, or a Transaction Value of up to $2.1 Billion

—      Alkermes to Host Conference Call and Webcast on Oct. 22, 2025 at 8:00 a.m. ET

DUBLIN, October 22, 2025 — Alkermes plc (Nasdaq: ALKS) (“Alkermes”) and Avadel Pharmaceuticals plc (Nasdaq: AVDL) (“Avadel”) today announced that the companies have entered into a definitive agreement under which Alkermes will acquire Avadel, a commercial-stage biopharmaceutical company, for total transaction consideration of up to $20.00 per share in cash, which values Avadel at approximately $2.1 billion and represents a premium of 38% to the weighted average trading price of Avadel over the three months prior to today’s announcement and a premium of 12% to Avadel’s closing price on Oct. 21, 2025 (being the last business day prior to publication of this announcement). The transaction has been approved by the boards of directors of both companies and is expected to close in the first quarter of 2026.

The planned acquisition adds Avadel’s FDA-approved product, LUMRYZ™ (sodium oxybate) for the treatment of cataplexy or excessive daytime sleepiness in patients over 7 years of age with narcolepsy, to Alkermes’ commercial portfolio. This strategic move accelerates Alkermes’ entry into the sleep medicine market and enhances its ability to unlock the full potential of its late-stage development pipeline focused on central disorders of hypersomnolence. The transaction is expected to be immediately accretive upon closing and represents a compelling financial and strategic opportunity, leveraging Alkermes’ existing commercial expertise and operational infrastructure and adding new capabilities in rare disease.

Avadel is a recognized innovator in the sleep medicine space, committed to addressing significant unmet needs for patients. Since launching LUMRYZ™ in 2023, Avadel has successfully built and scaled a commercial organization that has driven strong demand. Approximately 3,100 patients were on LUMRYZ™ therapy as of June 30, 2025, with new patient starts outpacing the twice-nightly mixed-salts competitor by more than 2:1 since July 2023. With net revenues of $265 – $275 million expected in 2025 and an estimated population of >50,000 oxybate-eligible narcolepsy patients in the United States, LUMRYZ™ has been on a robust growth trajectory, with significant opportunity for growth ahead.

“This transaction represents a pivotal step in Alkermes’ strategic evolution. With the acquisition of Avadel, we are able to accelerate our commercial entry into the sleep medicine market at a critical inflection point as we prepare to advance alixorexton into a phase 3 program in narcolepsy. Avadel’s innovative portfolio, commercial capabilities and dedicated employees provide a strong foundation for growth in this therapeutic area. Enabled by our strong balance sheet, this all-cash transaction enhances our revenue growth profile and is expected to be immediately accretive, reinforcing our commitment to delivering long-term value for shareholders,” said Richard Pops, Chief Executive Officer of Alkermes.

“This transaction represents a compelling outcome for our shareholders and a powerful validation of our strategy, execution, commercial capabilities and the differentiated value of LUMRYZ™. We’ve built a company deeply committed to transforming the lives of people living with narcolepsy, and I’m incredibly proud of what our team has accomplished. Alkermes shares our passion for innovation and patient impact and, together, we will continue this important work on behalf of people living with central disorders of hypersomnolence,” said Greg Divis, Chief Executive Officer of Avadel.

Strategic Rationale

•	The acquisition of Avadel and its commercial product, LUMRYZ™, positions Alkermes as a key player in the commercial sleep medicine market.

•	LUMRYZ™, the first and only once-at-bedtime oxybate for narcolepsy, is approved for the treatment of cataplexy or excessive daytime sleepiness in patients 7 years of age or older with narcolepsy. Its once-nightly dosing offers a differentiated product profile with strong market uptake since its launch and significant growth potential.

•	Avadel’s established and proven commercial infrastructure and experience in rare disease provide a strong foundation for the potential launch of alixorexton, Alkermes’ orexin 2 receptor agonist candidate in development for the treatment of narcolepsy and idiopathic hypersomnia.

•	The transaction is expected to be immediately accretive and to enhance Alkermes’ revenue growth profile and profitability upon closing, expected in the first quarter of 2026.

•	The financial strength and capabilities of the combined organization will support a broad development strategy for Alkermes’ portfolio of orexin 2 receptor agonists, including ALKS 4510 and ALKS 7290, which are currently in phase 1 studies. In addition, the combined resources will support the advancement of clinical studies to support potential label expansion opportunities for LUMRYZ™, currently being studied in a phase 3 clinical trial in patients with idiopathic hypersomnia, and the potential advancement of valiloxybate, Avadel’s in-licensed salt-free, once-at-bedtime oxybate candidate in clinical development.

•	Integration of Avadel’s operations is expected to drive certain cost synergies and operational efficiencies, as Alkermes prepares for the potential commercial launch of alixorexton, its lead orexin development candidate.

Transaction Details

Under the terms of and subject to the conditions set out in the Transaction Agreement, Alkermes will acquire all outstanding ordinary shares of Avadel for $18.50 per share, payable in cash at closing. In addition, Alkermes will provide Avadel shareholders with a non-transferable contingent value right (CVR) entitling holders to a potential additional cash payment of $1.50 per share, contingent upon final FDA approval of LUMRYZ™ for the treatment of idiopathic hypersomnia in adults by the end of 2028. Taken together, this potential per share acquisition price represents an enterprise value of approximately $2.1 billion. Alkermes expects to finance the acquisition with cash on hand, supplemented by the issuance of new debt.

The transaction, which has been approved by the boards of directors of both Alkermes and Avadel, is expected to close in the first quarter of 2026, subject to the Conditions set out in Appendix III of this Announcement, including certain regulatory approvals and approvals by Avadel's shareholders.

J.P. Morgan is acting as exclusive financial advisor to Alkermes, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and McCann FitzGerald LLP are acting as legal counsel to Alkermes for the transaction. J.P. Morgan has provided fully committed financing to Alkermes in support of the transaction. Cleary Gottlieb Steen & Hamilton LLP is acting as legal counsel to Alkermes for the financing. Morgan Stanley and Goldman Sachs are acting as financial advisors to Avadel, and Goodwin Procter LLP and Arthur Cox LLP are acting as legal counsel to Avadel.

Conference Call

Alkermes will host a conference call and webcast with accompanying slides at 8:00 a.m. ET (1:00 p.m. BST) on Wednesday, Oct. 22, 2025, to discuss the planned acquisition. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. Alkermes has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders, including narcolepsy and idiopathic hypersomnia. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

About Avadel Pharmaceuticals plc

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a biopharmaceutical company focused on transforming medicines to transform lives. Avadel’s approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. Avadel’s commercial product, LUMRYZ™, was approved by the U.S. Food & Drug Administration (FDA) as the first and only once-at-bedtime oxybate for extended-release oral suspension for the treatment of cataplexy or excessive daytime sleepiness (EDS) in patients 7 years and older with narcolepsy. For more information, please visit Avadel’s website at www.avadel.com.

General

This summary should be read in conjunction with, and is subject to, the full text of the remainder of the Rule 2.7 Announcement set out below (including its appendices). The Acquisition is subject to the conditions set out in Appendix III to this Announcement and the further terms to be set out in the Transaction Agreement. The sources and bases of information contained in this Announcement are set out in Appendix I of this Announcement. Certain definitions and expressions used in this Announcement are set out in Appendix II of this Announcement. A copy of the Transaction Agreement entered into between Alkermes and Avadel, which relates to, among other things, the implementation of the acquisition, is set out in Appendix IV of this Announcement. Finally, Appendix V contains the Company FY25 Profit Forecast and the Company Q3 2025 Profit Forecast and the confirmation required by the Company Directors in respect thereof pursuant to Rule 28.1(c)(i) of the Takeover Rules.

The release, publication or distribution of this Announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in Ireland or the United States, to vote their Avadel shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Alkermes and Avadel persons involved in the proposed transaction disclaim any responsibility or liability for the violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with the Laws of Ireland and the Irish Takeover Rules, 2022 (the “Takeover Rules”) and the information disclosed herein may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

Participants in the Solicitation

Avadel and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Avadel shareholders in connection with the transaction and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of Avadel, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Avadel’s definitive proxy statement on Schedule 14A for its 2025 annual general meeting of shareholders, dated and filed with the SEC on June 18, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Avadel shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement (which will contain the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable Law.

The transaction will be implemented by means of a High Court of Ireland sanctioned scheme of arrangement on the terms provided for in the scheme document (or, if the transaction is implemented by way of a takeover offer, the takeover offer document), which will contain the full terms and conditions of the transaction, including details of how Avadel’s shareholders may vote in respect of the transactions contemplated by the Transaction Agreement, including the Acquisition. Any decision in respect of, or other response to, the proposed transaction, should be made only on the basis of the information contained in the scheme document (or if the transaction is implemented by way of a takeover offer, the takeover offer document).

Important Additional Information

In connection with the proposed transaction, Avadel intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Proxy Statement relating to the Scheme Meeting and the EGM, which will include the scheme document. The definitive Proxy Statement will be sent to Avadel’s shareholders as of the record date(s) to be established for voting at the Scheme Meeting and EGM. This Announcement is not a substitute for the Proxy Statement or any other document that Avadel may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, AVADEL’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Avadel’s shareholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the Scheme Document, and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov or by directing a written request to Avadel Pharmaceuticals plc, Attn: Investor Relations, 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States, or by contacting Investor Relations via email at investors@avadel.com.

Responsibility Statement Required by the Takeover Rules

The Alkermes directors accept responsibility for the information contained in this Announcement other than that relating to Avadel, its Subsidiaries and the Avadel directors and members of their immediate families, related trusts and persons connected with them but including the Parent Company Statements (for which the Alkermes directors accepts responsibility), and other than the statements made by Avadel in respect of Alkermes (the “Company Parent Statements”). To the best of the knowledge and belief of the Alkermes directors (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Avadel directors accept responsibility for the information contained in this Announcement relating to Avadel and the Avadel directors and members of their immediate families, related trusts and persons connected with them, except for the statements made by Alkermes in respect of Avadel or its Subsidiaries (the “Parent Company Statements”). To the best of the knowledge and belief of the Avadel directors (who have taken all reasonable care to ensure such is the case), the information contained in this Announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Important Notices Relating to Financial Advisors

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) (together, “J.P. Morgan”) are acting as financial advisor exclusively for Alkermes and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than Alkermes for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Acquisition or any other matter or arrangement referred to herein.

Goldman Sachs & Co. LLC, which is authorized and regulated by the Financial Industry Regulatory Authority, is acting exclusively as financial advisor for Avadel and for no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than Avadel for providing the protections afforded to clients of Goldman Sachs & Co. LLC nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Neither Goldman Sachs & Co. LLC nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs & Co. LLC in connection with this Announcement, any statement contained herein or otherwise.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for Avadel as financial advisor and for no one else in relation to the matters referred to in this Announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than Avadel for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Announcement or any matter referred to herein.

Disclosure Requirements of the Takeover Rules

Under the provisions of Rule 8.3(a) of the Takeover Rules, any person who is ‘interested’ in (directly or indirectly) 1% or more of any class of ‘relevant securities’ of Avadel must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of Avadel. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Takeover Rules, if any person is, or becomes, ‘interested’ in (directly or indirectly) 1% or more of any class of ‘relevant securities’ of Avadel, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of Avadel during the ‘offer period’, by no later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Avadel or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

In addition, each of Avadel and any offeror must make an ‘opening position disclosure’ by no later than 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

Avadel Profit Forecast

The Irish Takeover Panel has confirmed that the Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast (each as set out in Appendix V of this Announcement) constitute ordinary course profit forecasts for the purposes of Note 3(c) to Rule 28.1 of the Takeover Rules, to which the requirements of Rule 28.1(c)(i) of the Takeover Rules apply.

Further information on the Company Q3 2025 Profit Forecast and the Company FY 2025

Profit Forecast, including the assumptions on which they are based, are set out in Appendix V – Profit Forecasts.

No Other Profit Forecast / Quantified Financial Benefit Statement / Asset Valuations

Save for the Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast, no statement in this Announcement is intended to constitute a profit forecast, profit estimate or quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will, for the current or future financial years or other periods, will necessarily be greater or lesser than those for the relevant preceding financial periods for Alkermes or Avadel. No statement in the Announcement constitutes an asset valuation.

Publication on Website

In accordance with Rule 26.1 of the Takeover Rules, a copy of this Announcement will be available on Avadel’s website at www.avadel.com and Alkermes’ website at www.alkermes.com by no later than 12:00 noon (U.S. Eastern Time) on the business day following publication of this Announcement. Neither the content of any such websites referred to in this Announcement nor the content of any other websites accessible from hyperlinks on such website is incorporated into, or forms part of, this Announcement.

Right to Switch to a Takeover Offer

Alkermes reserves the right to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Avadel as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent, whether or not the Scheme Document has been posted. In such event, the Acquisition would be implemented on the same terms (subject to appropriate amendments, including without limitation an acceptance condition set at 80% of the shares to which such offer relates, or such lesser percentage being more than 50%, as Parent may, with the consent of the Panel (if required) decide) so far as are applicable, as those which would apply to the Scheme and subject to the amendments referred to in Appendix III (Conditions of the Acquisition and the Scheme) to this Announcement and in the Transaction Agreement.

If Alkermes exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent, such offer would be made in compliance with applicable U.S. Laws and regulations, including the registration requirements of the Securities Act and the tender offer rules under the Exchange Act and any applicable exemptions provided thereunder.

Note Regarding Forward-Looking Statements

Certain statements set forth in this Announcement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the expected terms and timelines of Alkermes’ planned acquisition of Avadel; the expected benefits and potential synergies of the planned acquisition; Alkermes’ expectations concerning its and the potential combined organization’s future financial and operating performance, business plans or prospects, including estimates, forecasts, targets and plans for LUMRYZ™, and Alkermes’ expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, its and the combined organization’s portfolio of development candidates. Alkermes cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the planned acquisition will be pursued or consummated on the anticipated timelines or at all; whether the regulatory approvals, shareholder approvals or other conditions necessary for consummation of the planned acquisition will be obtained, satisfied or waived, as applicable, on the anticipated timelines or at all; there may be adverse effects on the market price of Alkermes’ ordinary shares and/or operating results as a result of the announcement of the planned acquisition or any inability to complete the planned acquisition; even if the acquisition is consummated, the expected benefits and synergies of the acquisition may not be achieved and the businesses of Alkermes and Avadel may not be effectively integrated; there may be significant changes in transaction costs and/or unknown or inestimable liabilities and potential litigation associated with the planned acquisition; whether any general economic, political, market and business conditions, or future exchange and interest rates, changes in tax laws, regulations, rates and policies, may have a negative impact on Alkermes, Avadel or the combined organization following consummation of the planned acquisition; the announcement or pendency of the planned acquisition could result in disruption to the business and make it more difficult to maintain business and operational relationships of Alkermes and Avadel, including the ability of each of Alkermes and Avadel to attract and retain highly qualified management and other clinical and scientific personnel; the possibility that competing offers may be made for Avadel; clinical development activities may not be initiated or completed on expected timelines or at all; the results of development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; Alkermes’ or Avadel’s products or product candidates could be shown to be ineffective or unsafe; the FDA or regulatory authorities outside the U.S. may not agree with Alkermes’ or Avadel’s regulatory approval strategies or may make adverse decisions regarding its products; Alkermes or Avadel may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the Alkermes’ or Avadel’s products or an increase in related financial obligations to government payers; Alkermes and Avadel’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by Alkermes with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Alkermes and/or the members of its board of directors disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this Announcement.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Overseas Jurisdictions

The release, publication or distribution of this Announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in Ireland or the United States, to vote their Company Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Company, the Parent and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with the Laws of Ireland and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Unless otherwise determined by Parent or required by the Takeover Rules, and permitted by applicable Law and regulation, the Acquisition will not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and no person may vote in favor of the Acquisition by any use, means, instrumentality or facilities from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

The release, publication or distribution of this Announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the Laws of that jurisdiction and persons receiving such documents (including, without restriction, custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable Law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means, instrumentality or facilities (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Further details in relation to overseas shareholders will be contained in the Proxy Statement (which will include the Scheme Document).

LUMRYZ™ is a trademark of Flamel Ireland Limited, a subsidiary of Avadel.

RECOMMENDED CASH AND CONTINGENT VALUE RIGHT OFFER

for

AVADEL PHARMACEUTICALS PLC

by

ALKERMES PLC

to be implemented by way of a scheme of arrangement under Chapter 1 of Part 9 of the Companies Act 2014

1.	Introduction

The board of directors of Alkermes plc (“Alkermes” or “Parent”) and Avadel Pharmaceuticals plc (“Avadel” or the “Company”) are pleased to announce that they have entered into a definitive agreement, pursuant to which Alkermes will, subject to the satisfaction of the Conditions (including approval by the Company Shareholders and the High Court) acquire the entire issued and to be issued ordinary share capital of the Company for cash and contingent value rights (“CVRs”) (the “Acquisition”).

The board of directors of the Company (the “Company Board”) has unanimously determined that the Acquisition by Alkermes is in the best interests of all Company Shareholders and has unanimously approved the Acquisition. The Acquisition has also been approved by the board of directors of Alkermes.

2.	The Acquisition

Under the terms of the Acquisition, subject to satisfaction of the Conditions, at Completion each Company Shareholder will be entitled to receive for each Company Share held at the Scheme Record Time:

$18.50 in cash (the “Cash Consideration”); and

One (1) non-tradeable CVR, representing a contractual right to receive a future conditional payment of $1.50, settleable in cash (a “Milestone Payment”), upon the achievement of the Milestone (as described below) prior to 11:59 p.m., U.S. Eastern Time on December 31, 2028 (“Milestone Expiration”).

The CVRs will be subject to the terms and conditions set forth in the Contingent Value Rights Agreement to be entered into by and between Alkermes and the rights agent, substantially in the form as appended as Exhibit A to the Transaction Agreement (the “CVR Agreement”).

There is no certainty that the Milestone will occur, that the Milestone will occur prior to the Milestone Expiration, or that any payment will be made pursuant to the CVRs. If the Milestone does not occur prior to the Milestone Expiration, the amount payable pursuant to the CVR Agreement will be zero.

Assuming the Milestone Payment is made, the Acquisition represents:

•	a premium of approximately 38% to the weighted average trading price of Company Shares over the three months to October 21, 2025 (being the Business Day prior to the date of this Announcement);

•	A premium of approximately 27% to the closing price of $15.80 per Company Share on October 20, 2025; and

•	a premium of approximately 12% to the closing price of $17.87 per Company Share on October 21, 2025 (being the Business Day prior to the date of this Announcement).

Alternatively, in the event that the Milestone Payment is not made, the Acquisition represents:

•	a premium of approximately 27% to the weighted average trading price of the Company Shares over the three months to October 21, 2025 (being the Business Day prior to the date of this Announcement);

•	a premium of approximately 17% to the closing price of $15.80 per Company Share on October 20, 2025; and

•	a premium of approximately 4% to the closing price of $17.87 per Company Share on October 21, 2025 (being the Business Day prior to the date of this Announcement).

Assuming the Milestone Payment is made, the Acquisition values the entire issued and to be issued ordinary share capital of the Company at approximately $2.1 billion on a fully diluted basis calculated using the Treasury Stock Method.

It is intended that the Acquisition will be implemented by way of a High Court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Act (although Alkermes reserves the right to effect the Acquisition by way of a Takeover Offer, subject to the terms of the Transaction Agreement, compliance with the Takeover Rules and with the consent of the Irish Takeover Panel).

The Acquisition is expected to be taxable, to the Company Shareholders, for U.S. federal income tax purposes.

The sources and bases of information contained in this Announcement to calculate the implied value of the Acquisition are set out in Appendix I (Sources and Bases of Information).

Capitalized terms used in this Announcement and not otherwise defined have the meaning given to them in Appendix II (Definitions).

3.	CVRs

The CVRs will be constituted subject to the terms of the CVR Agreement. The CVRs are intended to afford Company Shareholders an opportunity to benefit from the achievement of the Milestone in accordance with the terms of the CVR Agreement.

Subject and pursuant to the terms of the CVR Agreement, each CVR will represent the contractual right to receive the Milestone Payment upon the occurrence of each of: (1) approval by the United States Food and Drug Administration (the “FDA”) of an application submitted to the FDA for the commercial marketing and sale of the CVR Product in the United States for the Indication; provided, that, such approval shall be deemed achieved upon receipt of written notice from the FDA that the CVR Product has been approved for the Indication in the United States and which is not blocked by any third party orphan-drug exclusivity, regardless of whether any risk evaluation and mitigation strategies or other conditions are imposed by the FDA (“LUMRYZ Approval”); and (2) the dismissal of the Claims with prejudice by the United States District Court for the District of Delaware pursuant to the Settlement and License Agreement, by and between Jazz Pharmaceuticals, Inc. and Jazz Pharmaceuticals Ireland Limited, on the one hand, and Avadel CNS Pharmaceuticals LLC and Flamel Ireland Limited, on the other hand, dated October 21, 2025 between the Company and Jazz Pharmaceuticals, Inc. (such occurrence, the “Legal Event,” and together with LUMRYZ Approval, the “Milestone”). If the FDA has issued one or more orders that impose a clinical hold on the investigation of the CVR Product, the Milestone shall not be deemed achieved unless or until no such order is in effect.

The CVRs are complex instruments and a number of factors will determine whether any amount will actually be paid to CVR holders in accordance with the terms of the CVR Agreement. If the Milestone is not achieved by the Milestone Expiration, then the CVRs will have no value. The minimum payment under each CVR is zero; if the Milestone Payment is made, the payment under each CVR is $1.50.

Further details in respect of the CVRs will be contained in the Proxy Statement (which will contain the Scheme Document). There is no certainty of the Milestone being achieved or that any payment will be made pursuant to the CVRs. There will be no interest conferred by a CVR in the economic activities of the Parent Group generally or the Company Group generally. No cash confirmation exercise has been undertaken by Alkermes to verify that resources will be available sufficient to satisfy any payments that may become due in respect of the CVRs. J.P. Morgan, as financial advisor to Alkermes, has not been required to confirm, and has not confirmed, that resources are available sufficient to satisfy any payments that may become due in respect of the CVRs and CVR holders will be at risk if, for any reason, such resources are not available.

The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a “Permitted CVR Transfer” in accordance with the terms of the CVR Agreement. Under the terms of the CVR Agreement, a “Permitted CVR Transfer” means a transfer of CVRs (a) by will or intestacy upon the death of a CVR holder; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor; (c) pursuant to a court order; (d) by operation of Law (including by consolidation or merger of the CVR holder) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any CVR holder that is a corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary; (f) if the CVR holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (provided that such distribution or transfer does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act); or (g) to Alkermes, as provided under the terms of the CVR Agreement.

No application will be made for the CVRs to be listed or dealt on any exchange. The CVRs will not be represented by any certificate or other instrument. The holders of CVRs will not have any voting or dividend rights and the CVRs will not represent any equity or ownership interest in Alkermes or the Company. No interest is payable in respect of the CVRs so long as required payments are made in a timely manner.

The CVRs will be governed by and construed in accordance with the laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

If the Laws of any relevant jurisdiction make it illegal for a Company Shareholder to hold CVRs or would require any qualification of the CVRs under any applicable Law or regulations, such Company Shareholder may not be able to hold the CVRs or receive the amounts which may be payable thereon.

It is expected that confirmation of the achievement of the Milestone, if any, will be communicated to Company Shareholders by separate announcement on or about the date the Milestone is satisfied (if at all).

Further details of the CVRs will be contained in the Proxy Statement (which will also include the Scheme Document).

4.	Alkermes Background to and Reasons for the Acquisition

Alkermes believes that there is a compelling strategic and financial rationale for undertaking the Acquisition, which is expected to deliver the following benefits:

•      The acquisition of Avadel and its commercial product, LUMRYZTM, positions Alkermes as a key player in the commercial sleep medicine market.

•      LUMRYZTM, the first and only once-at-bedtime oxybate for narcolepsy, is approved for the treatment of cataplexy or excessive daytime sleepiness in patients 7 years of age or older with narcolepsy. Its once-nightly dosing offers a differentiated product profile with strong market uptake since its launch and significant growth potential.

•      Avadel’s established and proven commercial infrastructure and experience in rare disease provide a strong foundation for the potential launch of alixorexton, Alkermes’ orexin 2 receptor agonist candidate in development for the treatment of narcolepsy and idiopathic hypersomnia.

•      The transaction is expected to be immediately accretive and to enhance Alkermes’ revenue growth profile and profitability upon closing, expected in the first quarter of 2026.

•      The financial strength and capabilities of the combined organization will support a broad development strategy for Alkermes’ portfolio of orexin 2 receptor agonists, including ALKS 4510 and ALKS 7290, which are currently in phase 1 studies. In addition, the combined resources will support the advancement of clinical studies to support potential label expansion opportunities for LUMRYZTM, currently being studied in a phase 3 clinical trial in patients with idiopathic hypersomnia, and the potential advancement of valiloxybate, Avadel’s in-licensed salt-free, once-at-bedtime oxybate candidate in clinical development.

•      Integration of Avadel’s operations is expected to drive certain cost synergies and operational efficiencies, as Alkermes prepares for the potential commercial launch of alixorexton, its lead orexin development candidate.

Further detail in respect of the background to and reasons for the Acquisition will be included in the Proxy Statement (which will include the Scheme Document).

5.	Avadel Background to and Reasons for Recommending the Acquisition

Avadel is a biopharmaceutical company focused on transforming medicines to transform lives. The Company’s approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. The Company’s commercial product, LUMRYZTM, was approved by the FDA as the first and only once-at-bedtime oxybate for the treatment of cataplexy or EDS in patients seven years of age and older with narcolepsy.

Following receipt of an unsolicited proposal on July 4, 2025, from Alkermes to acquire the entire issued and to be issued ordinary share capital of the Company for cash (the “Unsolicited Proposal”), the Company Board, together with the Company’s senior management, and with the assistance of representatives of its outside advisors, met to discuss the Unsolicited Proposal and the Company Board determined that the proposed offer price was insufficient to warrant any substantive discussions or allow access to any due diligence and rejected the proposal.

During the next six weeks, Alkermes made two subsequent proposals at higher prices before the Company Board determined that the proposed price was sufficient to permit Alkermes to receive access to limited additional information to support Alkermes considering an enhanced offer. Subsequently, after a period of initial preliminary diligence, Alkermes submitted a revised proposal for the Company of $18 per Company Share in cash consideration, plus a CVR of up to $2 per Company Share, with payment contingent upon on the achievement by the Company of certain milestone events, equating to (in circumstances where all then proposed milestones upon which the CVR was to be contingent were achieved) a total of up to $20 per Company Share (the “October 1 Alkermes Proposal”). The Company Board convened and agreed to provide full diligence to Alkermes.

On October 16, 2025, the Company accepted a non-binding proposal to settle its then ongoing litigation with Jazz (which was subsequently memorialized in a binding settlement agreement executed with Jazz on October 21, 2025 as announced today). Details of the settlement were provided to Alkermes to enable this factor to be considered in the valuation of the Company.

On October 16, 2025, after a further period of negotiation, Alkermes updated its proposal to $18.50 per Company Share in cash consideration and a CVR representing a potential additional payment of $1.50 per share, based on the achievement by the Company of the Milestone, equating to a total of $20 per Company Share (in circumstances where the Milestone upon which the CVR is contingent is achieved), to reflect the positive impact of the agreed settlement with Jazz on the Company’s valuation (the “October 16 Alkermes Proposal”).

On October 19, 2025, the Company Board carefully considered the terms of the October 16 Alkermes Proposal, consulted with Company senior management and representatives of its financial and legal advisors, and considered a number of factors, each of which was supportive of its unanimous decision to approve the Acquisition and of its resolution to recommend the Acquisition to the Company Shareholders as set out below.

The Company believes Alkermes has the capacity to maximize the value of the Company’s current portfolio and accelerate the ability for LUMRYZTM to reach more patients globally with increased global commercial scale as well as enhanced R&D and technology capabilities to rapidly advance the pipeline to develop more therapies for patients who are underserved.

Further detail in respect of the background and reasons for recommending the Acquisition will be included in the Proxy Statement (which will include the Scheme Document).

6.	Company Board Recommendation

Having taken into account the relevant factors, applicable risks and alternatives available to the Company, the Company Board, which has been so advised as to the financial terms of the Acquisition by Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs”), as financial advisors and Rule 3 advisors to the Company, considers the terms of the Acquisition to be fair and reasonable. In providing their advice to the Company Board, Morgan Stanley and Goldman Sachs have taken into account the commercial assessments of the Company Board.

Accordingly, the Company Board intends to unanimously recommend to the Company Shareholders to vote in favor of the Scheme Meeting Resolution and the Required EGM Resolutions or, if the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such Takeover Offer, as the members of the Company Board who hold Company Shares and equity awards in respect of Company Shares intend to do in respect of their own beneficial holdings of, in the aggregate, 4,129,016 Company Shares as of the date of this Announcement.

7.	The Scheme Process

It is intended that the Acquisition will be effected by means of a High Court sanctioned “scheme of arrangement” in accordance with Chapter 1 of Part 9 of the Act pursuant to which Alkermes will acquire all of the outstanding Company Shares in exchange for the Consideration. The Acquisition will be subject to the Conditions set out in Appendix III to this Announcement and to be set forth in the Scheme described in the Scheme Document which will be delivered to Company Shareholders.

To become effective, the Scheme will require, among other things, the approval of:

•	the Scheme Meeting Resolution by a majority in number of members of each class of Company Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing, at the relevant voting record time, at least seventy-five percent (75%) in value of the Company Shares of that class held by Company Shareholders, in each case present and voting either in person or by proxy at the Scheme Meeting (or at any adjournment or postponement of such meeting); and

•	each of the Required EGM Resolutions being duly passed by the requisite majorities of Company Shareholders at the EGM (or any adjournment or postponement thereof).

Following the approvals noted above being obtained and the satisfaction or (where applicable) waiver of the other conditions to the consummation of the Scheme, the sanction of the High Court will also be required for the Scheme to become effective. The Acquisition is also subject to the satisfaction or (where applicable) waiver of the other Conditions as more particularly set out in Appendix III of this Announcement.

Assuming the necessary approvals from the Company Shareholders have been obtained and all other conditions have been satisfied or waived (where applicable), the Scheme will become effective in accordance with its terms upon delivery to the Irish Registrar of Companies of a copy of the Court Order of the High Court sanctioning the Scheme. Upon the Scheme becoming effective, the Scheme will be binding on all Company Shareholders, irrespective of whether or not they attended or voted in person or by proxy at the Scheme Meeting or the EGM.

It is expected that the Proxy Statement (which will contain the Scheme Document), containing further information about the Acquisition, the expected timetable for completion of the Acquisition, action to be taken by Company Shareholders and notices of the Scheme Meeting and the EGM, will be published as soon as reasonably practicable after this Announcement.

Subject to satisfaction or waiver (as applicable) of the Conditions, the Acquisition is expected to be completed in the first quarter of 2026.

If the Scheme does not become effective on or before the End Date, it will lapse and the Acquisition will not proceed (unless the Company and Alkermes otherwise agree and the Irish Takeover Panel otherwise consents).

8.	The Conditions

As well as being conditional upon the Company Shareholder Approval and the Scheme becoming effective as described in paragraph 7 (The Scheme Process) above, the Acquisition is also subject to receipt of certain other conditions as summarized below.

The Acquisition is subject to the satisfaction or waiver (as applicable) of the Conditions, which are set out in full in Appendix III (Conditions of the Acquisition and the Scheme) to this Announcement, including, in summary:

(a)	the approval by the Company Shareholders of the Scheme;

(b)	the sanction by the High Court of the Scheme;

(c)	the receipt of required antitrust Clearances in the United States;

(d)	the Transaction Agreement not having been terminated in accordance with its terms;

(e)	the absence of a Company Material Adverse Effect that is continuing;

(f)	the absence of a Parent Material Adverse Effect that is continuing;

(g)	the accuracy of each of the Parties’ representations and warranties, except generally as would not have a material adverse effect on such Party; and

(h)	the performance by each Party, in all material respects, with all of its covenants and agreements under the Transaction Agreement.

The Scheme Document, which will be contained in the Proxy Statement, will be mailed to Company Shareholders as soon as reasonably practicable after a definitive Proxy Statement is filed with the SEC. The Scheme Document will contain further information relating to the implementation of the Acquisition, the full terms and Conditions of the Scheme, the notices of the Scheme Meeting, which is to be convened by resolution of the Company Board or direction of the High Court, and the separate EGM required to approve the Scheme, and related resolutions and the expected timetable for approval.

The Proxy Statement will contain important information about the Acquisition (including the Scheme), the Transaction Agreement, the Scheme Meeting and the EGM.

9.	About Alkermes

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders, including narcolepsy and idiopathic hypersomnia. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

10.	About Avadel

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a biopharmaceutical company focused on transforming medicines to transform lives. Avadel’s approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. Avadel’s commercial product, LUMRYZTM, was approved by the FDA as the first and only once-at-bedtime oxybate (for extended-release oral suspension) for the treatment of cataplexy or excessive daytime sleepiness (EDS) in patients 7 years and older with narcolepsy. For more information, please visit Avadel’s website at www.avadel.com.

11.	Effect of the Scheme on Company Share Plans

In accordance with Rule 15 of the Takeover Rules, Alkermes will make appropriate proposals to participants of the Company Share Plans in relation to the options and awards under the Company Share Plans. Participants will be contacted separately, at or as soon as possible after the time of publication of the Scheme Document, regarding the effect of the Acquisition on their options and awards under the Company Share Plans and the relevant details will be summarized in the Scheme Document.

The Scheme will extend to any Company Shares which are unconditionally allotted or issued at or before the Effective Time, including those allotted or issued to satisfy the exercise of options or vesting of awards under the Company Share Plans.

12.	Management, Employees and Locations

As described in paragraph 4 (Alkermes Background to and Reasons for the Acquisition) above, Alkermes believes there is a compelling strategic rationale for undertaking the Acquisition, which would position the Combined Group as a leader in sleep medicine. Alkermes recognizes the skills, knowledge and experience of the Company’s employees and is excited to work with them to further expand the commercial portfolio and development pipeline, and grow the value, of the Combined Group in the longer term. Following this Announcement, to the extent permitted by applicable Antitrust Laws, Alkermes intends to engage with the Company’s senior management in integration planning, including a review of the Company’s business. While the parameters of the review have not yet been finalized, Alkermes expects that it will involve evaluating the best way in which to further maximize the value of the Combined Group’s sleep disorder portfolio through commercial execution and investments in clinical development.

In addition, the review will also include an assessment of how best to combine the operations of Alkermes and the Company in order to achieve some of the expected benefits of the Acquisition (including the cost synergies identified in paragraph 4 (Alkermes Background to and Reasons for the Acquisition) above). The review would aim to identify and assess integration benefit opportunities, and to ascertain any areas in which a reduction in the number of employees of the Combined Group may be appropriate. Alkermes has not yet carried out the review referred to above and, except as described below, has not reached any conclusions as to its likely outcome nor made any decisions in relation to specific actions that may be taken in relation to the integration of Alkermes and the Company.

12.1	Management and Employees

Alkermes attributes significant value to the Company Group’s management and employees, whose contributions will be key to growing the value of the enlarged business of Alkermes in the longer term.

Alkermes will safeguard the existing employment rights, including pension rights, of the Company Group’s management and employees as required by applicable Law. Alkermes does not envisage any material change in the conditions of employment of the management and employees of the Combined Group as a result of the Acquisition. Under the Transaction Agreement, Alkermes has given certain assurances in relation to the continuation of certain existing compensation and employment benefit arrangements of the Company Group’s employees following the Acquisition. Further details in this regard will be included in the Scheme Document.

While Alkermes has not yet begun to carry out the review of the Company’s business referred to above and has not reached any conclusions as to its likely outcome or made any decisions in relation to any specific actions that may be taken as a result of this evaluation in relation to the Combined Group, Alkermes currently anticipates that there will be some operational and administrative reorganization of the Company Group required following Completion. This will also facilitate the integration of the two businesses as part of the Combined Group. In particular, certain central corporate and support functions, including those relating to the Company’s status as a listed company, may no longer be required on a standalone basis or may be reduced in scope. No decisions have been made as to the number of employees or the roles and locations that may be affected. Alkermes also currently anticipates that there may be opportunities for the Combined Group to realize cost efficiencies from leveraging Alkermes’ existing systems and processes across various functions.

The non-executive directors of the Company intend to resign as directors of the Company with effect from Completion.

12.2	Headquarters, locations of business and fixed assets

Following Completion, the global headquarters of the Combined Group will be located at Alkermes’ current global headquarters in Dublin, Ireland.

Alkermes will, as part of its review of the Company’s business referred to above, evaluate the consolidation of some or all of the Company’s locations of business, including functions currently undertaken at the Company’s U.S. headquarters in St. Louis, Missouri, into Alkermes’ global headquarters in Dublin, Ireland and other locations of Alkermes across the United States.

No material changes are envisaged by Alkermes with respect to the redeployment of the Company’s fixed asset base.

12.3	Trading facilities

The Company Shares are currently listed on the Nasdaq Global Market and, as set out in paragraph 13 (Delisting of Company Shares) below, subject to and following the Scheme becoming effective, the Company Shares will be delisted from the Nasdaq Global Market and deregistered, as promptly as practicable after the Effective Time, and in any event no more than ten days after Completion.

13.	Delisting of Company Shares

It is intended that, subject to and following the Scheme becoming effective, and subject to applicable laws and rules and policies of Nasdaq, the Company Shares will be delisted from the Nasdaq Global Market and deregistered, along with any other Company securities registered under the Exchange Act, if any, as promptly as practicable after the Effective Time.

14.	Transaction Agreement

The Company and Alkermes have entered into the Transaction Agreement, dated October 22, 2025, which contains certain assurances, obligations and commitments in relation to the implementation of the Acquisition, including provisions in relation to the conduct of the Company’s business between the date of this Announcement and the Effective Time. A copy of the Transaction Agreement is appended to this Announcement at Appendix IV (Transaction Agreement) and a summary of the principal terms of the Transaction Agreement will be set out in the Proxy Statement (which will include the Scheme Document).

The Transaction Agreement contains customary provisions restricting the Company from soliciting alternative acquisitions. The Transaction Agreement provides that neither the Company Board nor the Company shall make a Company Board Change of Recommendation for a Company Superior Proposal or a Company Intervening Event or terminate the Transaction Agreement in order to substantially concurrently enter into a definitive agreement providing for a Company Superior Proposal, unless, among other things, prior to taking such action, the Company Board has determined, in good faith, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and that the relevant Company Alternative Proposal constitutes a Company Superior Proposal and the Company has notified Alkermes in writing at least five (5) Business Days before taking such action, that the Company intends to take such action, and has discussed and negotiated in good faith with Alkermes regarding any proposal by Alkermes to amend the Transaction Agreement.

The Transaction Agreement includes provisions pursuant to which the Company has agreed to reimburse Alkermes in certain circumstances set out below for an amount equal to all documented, specific, quantifiable third party costs and expenses incurred, directly or indirectly, by Alkermes or its Subsidiaries, or on their behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including third party costs and expenses incurred in connection with exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence, the arrangement of financing and the engagement of third party representatives to assist in the process (the “Expenses Reimbursement Provisions”). The gross amount payable by the Company to Alkermes for such reimbursement shall not, in any event, exceed $19.3 million (being 1% of the aggregate value of the total Cash Consideration payable with respect to the Company Shares in connection with the Acquisition (excluding, for clarity, any interest in such share capital of the Company held by Alkermes or any person Acting in Concert with Alkermes)).

If the Transaction Agreement is terminated pursuant to its terms, Alkermes’ receipt of such reimbursement payment (to the extent owed by the Company pursuant to the Transaction Agreement) and Alkermes’ right to seek specific performance will be the sole and exclusive remedies of Alkermes against any of the Company and its Affiliates, including for any failure to consummate the transactions contemplated by the Transaction Agreement or any Claims or actions under applicable Laws arising out of any breach, termination or failure by the Company and its Affiliates to perform any covenant or agreement in the Transaction Agreement.

The amount payable by the Company to Alkermes under the Expenses Reimbursement Provisions will exclude any amounts in respect of VAT (as defined in the Transaction Agreement) incurred by Alkermes or any member of the Parent Group attributable to such third party costs other than irrevocable VAT incurred by Alkermes or its Subsidiaries.

The circumstances in which such payment will be made by the Company are, if the Transaction Agreement is terminated:

(a)	by Alkermes pursuant to a Change of Recommendation Termination (as defined in the Transaction Agreement); or

(b)	by the Company pursuant to a Superior Proposal Termination (as defined in the Transaction Agreement); or

(c)	all of the following occur:

(i)	the Transaction Agreement is terminated (x) by Alkermes pursuant to a Company Breach Termination as a result of a material breach or failure to perform any covenant or agreement in the Transaction Agreement described in Section 9.1(a)(iii)(A) of the Transaction Agreement that (except with respect to a breach of Section 5.2 of the Transaction Agreement) first occurred following the making of a Company Alternative Proposal referred to in Section 9.1(a)(iii)(B) of the Transaction Agreement or (y) by Alkermes or the Company pursuant to a Non-Approval Termination pursuant to Section 9.1(a)(i)(A) of the Transaction Agreement, but if such termination is by the Company at such time Alkermes would be permitted to terminate the Transaction Agreement;

(ii)	prior to the date of such termination, a Company Alternative Proposal was publicly disclosed or announced and not withdrawn (or, in the case of a Company Breach Termination as a result of a material breach or failure to perform any covenant or agreement in the Transaction Agreement, was made publicly or privately to the Company Board), or any Person shall have publicly announced an intention (whether or not conditional) to make a Company Alternative Proposal that has not been withdrawn at least three business days prior to the EGM; and

(iii)	(x) a Company Alternative Proposal is consummated within 12 months after such termination, or (y) a definitive agreement providing for a Company Alternative Proposal is entered into within 12 months after such termination and is subsequently consummated (it being understood that, for purposes of Section 9.2(b)(iii)(C) of the Transaction Agreement, references to “20%” in the definition of Company Alternative Proposal shall be deemed to refer to “50%”).

Goldman Sachs and Morgan Stanley as Rule 3 advisors to the Company and the Company have confirmed in writing to the Panel that, in the opinion of Goldman Sachs, Morgan Stanley and the Company (respectively), in the context of the note to Rule 21.2 of the Takeover Rules and the Acquisition, the Expenses Reimbursement Provisions are in the best interests of the Company Shareholders. The Irish Takeover Panel has consented to the Company entering into the Expenses Reimbursement Provisions.

15.	Financing

Alkermes has secured fully underwritten financing commitments from JPMorgan Chase Bank, N.A., for an aggregate amount of $1.2 billion, to finance, together with Alkermes’ own cash resources, the Acquisition. Further information on the financing of the Acquisition will be set out in the Scheme Document.

J.P. Morgan Securities plc, in its capacity as financial advisor to Alkermes, is satisfied that sufficient resources are available to Alkermes to enable it to satisfy in full the Cash Consideration payable to Company Shareholders under the terms of the Acquisition.

No cash confirmation exercise has been undertaken by Alkermes to verify that sufficient resources will be available to it to satisfy any payments that may become due in respect of the CVRs. J.P. Morgan Securities plc, as financial advisor to Alkermes, has not been required to confirm, and has not confirmed, that sufficient resources are available to Alkermes to satisfy any payments that may become due in respect of the CVRs.

16.	Other Acquisition-related Arrangements

The Company and Alkermes entered into the Confidentiality Agreement, dated as of August 24, 2025, pursuant to which the Company and Alkermes have undertaken, amongst other things, to: (a) keep confidential information relating to the Acquisition and not to disclose it to third parties (other than certain permitted parties) unless required by Law or regulation; and (b) use the confidential information for the sole purpose of evaluating and participating in discussions regarding the Acquisition. The Confidentiality Agreement also includes standstill provisions, pursuant to which Alkermes has agreed to certain restrictions in respect of dealings in Company Shares, and solicitation or engagement in respect of competing transactions, subject to customary standstill termination provisions, for a period of one (1) year from the date of the Confidentiality Agreement.

17.	Disclosure of Interests in Relevant Securities of the Company

Save as described above, as at the close of business on October 21, 2025 (being the last Business Day prior to the release of this Announcement), none of Alkermes or, so far as Alkermes is aware, any person Acting in Concert with Alkermes:

(a)	had an interest in relevant securities of the Company;

(b)	had any short position in relevant securities of the Company;

(c)	had received an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Company; or

(d)	had borrowed or lent any Company Shares.

Furthermore, no arrangement to which Rule 8.7 of the Takeover Rules applies exists between Alkermes or the Company or a person Acting in Concert with Alkermes or the Company in relation to Company Shares. For these purposes, an “arrangement to which Rule 8.7 of the Takeover Rules applies” includes any indemnity or option arrangement, and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which is or may be an inducement to one or more of such persons to deal or refrain from dealing in such securities.

In the interests of confidentiality, Alkermes has made only limited enquiries in respect of certain parties who may be deemed by the Irish Takeover Panel to be Acting in Concert with it for the purposes of the Acquisition. Further enquiries will be made to the extent necessary as soon as practicable following the date of this Announcement and any disclosure in respect of such parties will be included in the Scheme Document.

18.	Derogation from Rule 24.1(b) as amended by Section 3(7) of Appendix 4 of the Takeover Rules

Rule 24.1(b) as amended by Section 3(7) of Appendix 4 of the Takeover Rules requires that, except with the consent of the Panel, and subject to Rule 2.11 of the Takeover Rules, the Company must send the Scheme Document to Company Shareholders within 28 days of the announcement of a firm intention to make an offer, being this Announcement.

On October 19, 2025, the Panel agreed to grant its consent to a derogation from Rule 24.1(b) as amended by Section 3(7) of Appendix 4 of the Rules.

There is a requirement to file the Proxy Statement (which will also include the Scheme Document) with the SEC in connection with the Scheme. The preparation of the Proxy Statement may take more than 28 days. Also, the SEC may elect to review the Proxy Statement. This review process may take 10 days or longer to complete. Under SEC rules, the Proxy Statement may not be mailed to Company Shareholders until such review is complete (such review to be deemed complete if the SEC has not affirmatively notified the Company on or prior to the tenth (10th) calendar day after filing the Proxy Statement of any comments or intent to review the Proxy Statement). The Panel granted the derogation on the basis that the Scheme Document cannot be sent until the SEC’s review of the Proxy Statement is completed. The Proxy Statement (which will also contain the Scheme Document) will be mailed to Company Shareholders as soon as practicable after a definitive Proxy Statement is filed with the SEC.

19.	Tax

Each holder of Company Shares is advised to consult his, her or its independent professional advisor regarding the tax consequences of the Acquisition.

20.	Documents on Display

Copies of the following documents will, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, be made available on the Company’s website at www.avadel.com and on Alkermes’ website at www.alkermes.com by no later than 12:00 p.m. noon (U.S. Eastern Time) on the business day following the date of this Announcement:

(a)	this Announcement;

(b)	the Confidentiality Agreement;

(c)	the Transaction Agreement; and

(d)	the form of CVR Agreement.

Neither the contents of the Company’s website or the contents of Alkermes’ website, nor the contents of any other website accessible from hyperlinks on either such website, is incorporated into or forms part of, this Announcement.

21.	Rule 2.7(b)(xv) Statement

Subject to the Transaction Agreement, Alkermes will have the right to reduce the Consideration by the amount of any dividend (or other distribution) which is paid or becomes payable by the Company to Company Shareholders after the date of this Announcement but prior to the Effective Time.

22.	General

The Transaction Agreement is governed by the Laws of the State of Delaware. However, the Acquisition and the Scheme, and matters related thereto (including matters related to the Takeover Rules), shall, to the extent required by the Laws of Ireland, be governed by, and construed in accordance with, the Laws of Ireland. The interpretation of the duties of the Company Directors shall also be governed by, and construed in accordance with, the Laws of Ireland.

Goldman Sachs, Morgan Stanley and J.P. Morgan have each given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.

The Acquisition is subject to, inter alia, the terms and conditions of the Transaction Agreement and the terms and the satisfaction or waiver (as applicable) of the Conditions set out in Appendix III (Conditions of the Acquisition and the Scheme) to this Announcement. The Acquisition is also subject to the full terms and conditions which will be set out in the Scheme Document. The CVRs are further subject to the terms and conditions of the CVR Agreement.

Appendix I (Sources and Bases of Information) contains further details of the sources of information and bases of calculations set out in this Announcement; Appendix II (Definitions) contains definitions of certain expressions used in this Announcement; Appendix III (Conditions of the Acquisition and the Scheme) contains the Conditions of the Acquisition and the Scheme; Appendix IV (Transaction Agreement) appends the Transaction Agreement; and Appendix V (Profit Forecasts) contains the Company FY 2025 Profit Forecast and the Company Q3 2025 Profit Forecast and the confirmation required by the Company Directors in respect thereof pursuant to Rule 28.1(c)(i) of the Takeover Rules.

Be aware that addresses, electronic addresses and certain other information provided by Company Shareholders, holders of Alkermes ordinary shares, persons with information rights and other relevant persons for the receipt of communications from the Company, and/or Alkermes may be exchanged between the Parties as required by the Takeover Rules and applicable Law.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Document and the Proxy Statement or any document by which the Acquisition and the Scheme are made. Company Shareholders are advised to read carefully the formal documentation in relation to the Acquisition, including the Scheme Document once the Proxy Statement has been sent.

The Transaction Agreement contains representations and warranties made by and to the Parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the Parties and may be subject to qualifications and limitations agreed by the Parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the Parties rather than establishing matters as facts.

If you are in any doubt about the contents of this Announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your appropriately authorized independent financial advisor.

ENQUIRIES
Alkermes
Media: Katie Joyce	Tel: +1 781 249 8927
Investors: Sandy Coombs	Tel: +1 781 609 6377
J.P. Morgan (exclusive financial advisor to Parent)
Jeremy Meilman / Andy Ham Dwayne Lysaght / Edward Hatter	Tel: +1 212 270 6000 Tel: +44 203 493 8000

Avadel
Media: Alyssa Ramirez (Real Chemistry)	Tel: +1 212 301 7200
Investors: Austin Murtagh (Precision AQ)	Tel: +1 212 698-8696
Morgan Stanley
Tedd Smith / Daniel Cohen / David Kitterick / Ben Nassau	Tel: +1 212 761 4000
Goldman Sachs Peter van der Goes / Ryan Fisk / Emily West Warren Stables	Tel: +1 212 902 1000 Tel: +44 207 774 1000

Paul, Weiss, Rifkind, Wharton & Garrison LLP and McCann FitzGerald LLP are acting as legal advisors to Alkermes and no one else in connection with the matters set out in this Announcement. Goodwin Procter LLP and Arthur Cox LLP are acting as legal advisors to the Company and no one else in connection with the matters set out in this Announcement.

22.1	NO OFFER OR SOLICITATION

This Announcement is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable Law.

The Acquisition will be implemented by means of a High Court-sanctioned scheme of arrangement on the terms provided for in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how Company Shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer Document).

22.2	IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Acquisition, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Proxy Statement relating to the Scheme Meeting and the EGM, which will include the Scheme Document. The definitive Proxy Statement will be mailed to Company Shareholders as of the record date(s) to be established for voting at the Scheme Meeting and EGM. This Announcement is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, INCLUDING THE SCHEME DOCUMENT AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. The Company Shareholders and investors will be able to obtain, without charge, a copy of the Proxy Statement, including the Scheme Document, and other relevant documents filed with the SEC (when available) from the SEC’s website at http://www.sec.gov or by directing a written request to 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States, Attention: Investor Relations, or from Avadel’s website, www.avadel.com.

Any vote in respect of the Scheme Meeting Resolution or the EGM Resolutions to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme Document).

22.3	PARTICIPANTS IN THE SOLICITATION

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Company Shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2025 annual general meeting of shareholders, dated and filed with the SEC on June 18, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Company Shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement (which will contain the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

22.4	CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth in this Announcement constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts included in this Announcement may be forward-looking statements. Without limitation, forward-looking statements often include words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume” and “continue” as well as variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements include, but are not limited to, statements concerning: the expected terms and timelines of Alkermes’ planned acquisition of Avadel; the expected benefits and potential synergies of the planned acquisition; Alkermes’ expectations concerning its and the potential combined organization’s future financial and operating performance, business plans or prospects, including estimates, forecasts, targets and plans for LUMRYZTM, and Alkermes’ expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, its and the combined organization’s portfolio of development candidates. Alkermes cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the planned acquisition will be pursued or consummated on the anticipated timelines or at all; whether the regulatory approvals, shareholder approvals or other conditions necessary for consummation of the planned acquisition will be obtained, satisfied or waived, as applicable, on the anticipated timelines or at all; there may be adverse effects on the market price of Alkermes’ or Avadel’s ordinary shares and/or operating results as a result of the announcement of the planned acquisition or any inability to complete the planned acquisition; even if the acquisition is consummated, the expected benefits and synergies of the acquisition may not be achieved and the businesses of Alkermes and Avadel may not be effectively integrated; there may be significant changes in transaction costs and/or unknown or inestimable liabilities and potential litigation associated with the planned acquisition; whether any general economic, political, market and business conditions, or future exchange and interest rates, changes in tax laws, regulations, rates and policies, may have a negative impact on Alkermes, Avadel or the combined organization following consummation of the planned acquisition; the announcement or pendency of the planned acquisition could result in disruption to the business and make it more difficult to maintain business and operational relationships of Alkermes and Avadel, including the ability of each of Alkermes and Avadel to attract and retain highly qualified management and other clinical and scientific personnel; the possibility that competing offers may be made for Avadel; clinical development activities may not be initiated or completed on expected timelines or at all; the results of development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; Alkermes’ or Avadel’s products or product candidates could be shown to be ineffective or unsafe; the FDA or regulatory authorities outside the U.S. may not agree with Alkermes’ or Avadel’s regulatory approval strategies or may make adverse decisions regarding its products; Alkermes or Avadel may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the Alkermes’ or Avadel’s products or an increase in related financial obligations to government payers; Alkermes and Avadel’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by Alkermes with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Additional information about economic, competitive, governmental, technological and other factors that may affect Avadel is set forth under the heading “Risk Factors” in Avadel’s Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings made by Avadel with the SEC, which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Alkermes disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this Announcement.

22.5	RESPONSIBILITY STATEMENT REQUIRED BY THE TAKEOVER RULES

Alkermes Directors accept responsibility for the information contained in this Announcement other than that relating to the Company, the Company Group and the Company Directors and members of their immediate families, related trusts and persons connected with them but including the Parent Company Statements (for which the Parent Board accepts responsibility), and other than the statements made by the Company in respect of Alkermes. To the best of the knowledge and belief of the members of the Parent Board (who has taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Company Directors accept responsibility for the information contained in this Announcement relating to the Company and the Company Directors and members of their immediate families, related trusts and persons connected with them, except for the statements made by Alkermes in respect of the Company or the Company Group (the “Parent Company Statements”). To the best of the knowledge and belief of the Company Directors (who have taken all reasonable care to ensure such is the case), the information contained in this Announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

22.6	IMPORTANT NOTICES RELATING TO FINANCIAL ADVISORS

Goldman Sachs & Co. LLC, which is authorized and regulated by the Financial Industry Regulatory Authority, is acting exclusively as financial advisor for the Company and for no one else in connection with the matters set out in this Announcement and will not regard any other person as its client in relation to the matters set out in this Announcement and will not be responsible to anyone other than the Company for providing the protections afforded to clients of Goldman Sachs & Co. LLC nor for providing advice in relation to the Acquisition or any other matter referred to in this Announcement. Neither Goldman Sachs & Co. LLC nor any of its affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Goldman Sachs & Co. LLC in connection with this Announcement, any statement contained herein or otherwise.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for the Company as financial advisor and for no one else in relation to the matters referred to in this Announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than the Company for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Announcement or any matter referred to herein. Neither Morgan Stanley & Co. LLC nor Morgan Stanley & Co. International plc nor any of their respective affiliates (nor their respective directors, officers, employees or agents) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley & Co. LLC in connection with this Announcement, any statement contained herein or otherwise.

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority) (together, “J.P. Morgan”) are acting as financial advisor exclusively for Alkermes and no one else in connection with the Acquisition and will not regard any other person as its client in relation to the Acquisition and will not be responsible to anyone other than Alkermes for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Acquisition or any other matter or arrangement referred to herein.

22.7	DISCLOSURE REQUIREMENTS OF THE TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Takeover Rules, any person who is ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of the Company must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of the Company. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below.

Under the provisions of Rule 8.3(b) of the Takeover Rules, if any person is, or becomes, ‘interested’ in (directly or indirectly) 1% or more of any class of ‘relevant securities’ of the Company, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of the Company during the ‘offer period’, by no later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

In addition, each of the Company and any offeror must make an ‘opening position disclosure’ by no later than 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the business day following the date of the transaction (see Rules 8.1, 8.2 and 8.4).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests” in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

22.8	AVADEL PROFIT FORECAST

The Panel has confirmed that the Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast (each, as set out in Appendix V of this Announcement) constitute ordinary course profit forecasts for the purposes of Note 3(c) to Rule 28.1 of the Takeover Rules, to which the requirements of Rule 28.1(c)(i) of the Takeover Rules apply.

Further information on the Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast, including the assumptions on which they are based, are set out in Appendix V – Profit Forecasts.

Other than the Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast, no statement in this Announcement (including any statement of estimated cost savings or synergies) is intended as a profit forecast or profit estimate for any period.

Company Directors’ confirmation regarding the Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast

The Company Directors confirm that, as at the date of this Announcement, the Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast remain valid and that they have been properly compiled on the basis of the Forecast Assumptions, and that the basis of accounting used is consistent with Avadel’s existing accounting policies.

22.9	NO OTHER PROFIT FORECAST / PROFIT ESTIMATE / QUANTIFIED FINANCIAL BENEFIT STATEMENT / ASSET VALUATIONS

Save for the Company FY 2025 Profit Forecast and the Company Q3 2025 Profit Forecast, no statement in this Announcement is intended to constitute a profit forecast, profit estimate or quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will, for the current or future financial years or other periods, necessarily be greater or lesser than those for the relevant preceding financial periods for Alkermes or the Company. No statement in this Announcement constitutes an asset valuation within the meaning of the Takeover Rules.

22.10	PUBLICATION ON WEBSITE

In accordance with Rule 26.1 of the Takeover Rules, a copy of this Announcement will be available on the Company’s website at www.avadel.com and Alkermes’ website at www.alkermes.com by no later than 12:00 noon (U.S. Eastern Time) on the business day following publication of this Announcement. Neither the content of any such websites referred to in this Announcement nor the content of any other websites accessible from hyperlinks on such website is incorporated into, or forms part of, this Announcement.

22.11	REQUESTING HARD COPY INFORMATION

Any Company Shareholder may request a copy of this Announcement and / or any information incorporated by reference into this Announcement in hard copy form by writing to the Company, Attn: Investor Relations, 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States or by contacting Investor Relations, via email at investors@avadel.com.

Any written requests must include the identity of the Company Shareholder and any hard copy documents will be posted to the address of the Company Shareholder provided in the written request. If you have received this Announcement in electronic form, a hard copy of this Announcement and / or any document or information incorporated by reference into this Announcement will not be provided unless such a request is made.

22.12	RIGHT TO SWITCH TO A TAKEOVER OFFER

Alkermes reserves the right to elect to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of the Company as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent, whether or not the Scheme Document has been posted. In such event, the Acquisition would be implemented on the same terms (subject to appropriate amendments, including without limitation an acceptance condition set at 80% of the shares to which such offer relates, or such lesser percentage being more than 50%, as Alkermes may, with the consent of the Company and the Panel (if required) decide) so far as are applicable, as those which would apply to the Scheme and subject to the amendments referred to in Appendix III (Conditions of the Acquisition and the Scheme) to this Announcement and in the Transaction Agreement.

If Alkermes exercises its right to implement the Acquisition by way of a Takeover Offer as an alternative to the Scheme, subject to the provisions of the Takeover Rules and the Transaction Agreement and with the Irish Takeover Panel’s consent, such offer would be made in compliance with applicable U.S. Laws and regulations, including the registration requirements of the Securities Act and the tender offer rules under the Exchange Act and any applicable exemptions provided thereunder.

22.13	ROUNDING

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, any figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

22.14	OVERSEAS JURISDICTIONS

The release, publication or distribution of this Announcement in or into jurisdictions other than Ireland and the United States may be restricted by Law and therefore any persons who are subject to the Law of any jurisdiction other than Ireland and the United States should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in Ireland or the United States, to vote their Company Shares with respect to the Scheme at the Scheme Meeting, or to appoint another person as proxy to vote at the Scheme Meeting on their behalf, may be affected by the Laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable legal or regulatory requirements may constitute a violation of the Laws of any such jurisdiction. To the fullest extent permitted by applicable Law, the Company, Alkermes and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

This Announcement has been prepared for the purpose of complying with the Laws of Ireland and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the Laws of jurisdictions outside of Ireland.

Unless otherwise determined by Alkermes or required by the Takeover Rules, and permitted by applicable Law and regulation, the Acquisition will not be made available directly or indirectly, in, into or from any Restricted Jurisdiction and no person may vote in favor of the Acquisition by any use, means, instrumentality or facilities from within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

The release, publication or distribution of this Announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the Laws of that jurisdiction and persons receiving such documents (including, without restriction, custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable Law or regulation), the Takeover Offer may not be made, directly or indirectly, in or into or by use of the mails or any other means, instrumentality or facilities (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Takeover Offer will not be capable of acceptance by any such use, means, instrumentality or facilities from within any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the Laws of that jurisdiction.

Further details in relation to overseas shareholders will be contained in the Proxy Statement (which will include the Scheme Document).

22.15	RULE 2.12 – RELEVANT SECURITIES IN ISSUE

In accordance with Rule 2.12 of the Takeover Rules, the Company confirms that, as of October 20, 2025 (being the latest practicable date prior to the publication of this Announcement), the issued share capital of the Company was 97,403,364 ordinary shares with par value US$0.01 each (the Company Shares), no preferred shares with par value of US$0.01 (the “Preferred Shares”) and 25,000 deferred ordinary shares with par value of €1.00 (the “Deferred Shares”).  The Company does not have any Company Shares, Preferred Shares or Deferred Shares which are held as treasury shares. The Company Shares are admitted to trading on the Nasdaq Global Market under the ticker symbol “AVDL.” The International Securities Identification Number for these securities is IE00BDGMC594.

In addition, as of October 20, 2025 (being the latest practicable date prior to the publication of this Announcement), there were outstanding Company Options to purchase an aggregate of 12,369,710 Company Shares, outstanding Company Performance Options to purchase an aggregate of 466,000 Company Shares and 218,900 Company Shares were subject to Company RSU Awards.

APPENDIX I

SOURCES AND BASES OF INFORMATION

1.	In this Announcement, unless otherwise stated or the context otherwise requires, the following sources and bases of information have been used:

(a)	The historical share prices for Avadel are sourced from Nasdaq;

(b)	The value of the whole of the existing issued share capital of the Company is based upon the entire issued ordinary share capital excluding treasury shares at October 20, 2025, namely 97,403,364 Company Shares;

(c)	The entire issued and to be issued ordinary share capital (fully diluted share capital) of the Company is calculated on the basis of:

(i)	the number of issued Company Shares, as set out in paragraph (b) above; and

(ii)	218,900 issued Company RSU Awards;

(iii)	12,369,710 Company Options; and

(iv)	466,000 Company Performance Options;

(d)	Save where otherwise stated, financial and other information concerning Alkermes and the Company has been extracted from published sources or from audited financial results of Alkermes and the Company; and

(e)	References to the arrangements in place between Alkermes and the Company regarding a transaction agreement are sourced from the Transaction Agreement.

2.	The statement that the Acquisition is earnings accretive should not be interpreted to mean that the earnings per share in the current or any future period financial period will necessarily match or be greater than those for the relevant preceding financial period.

1

APPENDIX II

DEFINITIONS

The following definitions apply throughout this Announcement unless the context otherwise requires:

“Acquisition” means the proposed acquisition by Parent of the entire issued and to be issued, ordinary share capital of the Company in accordance with the terms of the Transaction Agreement, to be effected by means of the Scheme or, should Parent elect, subject to the provisions of the Transaction Agreement and the consent of the Panel (if required), a Takeover Offer (and any such Scheme or Takeover Offer as it may be revised, amended or extended from time to time, subject to the consent of the Panel and the High Court (if required), including the settlement by Parent of the aggregate Consideration payable pursuant to the Scheme or the Takeover Offer, in each case, as described in this Announcement and provided for in the Transaction Agreement.

“Act” means the Companies Act 2014 of Ireland, all enactments which are to be read as one with, or construed or read together as one with, the Act and every statutory modification and reenactment thereof for the time being in force.

“Acting in Concert” shall have the meaning given to that term in the Takeover Panel Act.

“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings).

“Alkermes Directors” means the members of the board of directors of Alkermes.

“Announcement” means this Announcement issued pursuant to Rule 2.7 of the Takeover Rules for the purposes of the Acquisition, including its summary and appendices.

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Act of 1914, the Federal Trade Commission Act of 1914, the HSR Act and all other federal, state and foreign applicable Laws in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or the substantial lessening of competition.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks in Dublin, Ireland or in New York, USA are authorized or required by applicable Law to be closed.

“Cash Consideration” means $18.50 in cash per Company Share.

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“Claims” means all claims, counterclaims and defenses asserted (whether on or after the date hereof) in the following cases: Jazz Pharmaceuticals, Inc. v. Avadel CNS Pharmaceuticals, LLC, C.A. No. 21-00691; Jazz Pharmaceuticals, Inc. et al v. Avadel CNS Pharmaceuticals, LLC, C.A. No. 21-01138; Jazz Pharmaceuticals, Inc. et al v. Avadel CNS Pharmaceuticals, LLC, C.A. No. 21-01594; Avadel CNS Pharmaceuticals, LLC et al v. Jazz Pharmaceuticals, Inc. et al, C.A. No. 22-00487; Avadel CNS Pharmaceuticals, LLC v. Jazz Pharmaceuticals, Inc., C.A. No. 22-00941; Avadel CNS Pharmaceuticals, LLC et al v. Jazz Pharmaceuticals, Inc., et al, C.A. No. 25-00009; Avadel CNS Pharmaceuticals, LLC et al v. Jazz Pharmaceuticals, Inc. et al, C.A. No. 25-00057; Avadel CNS Pharmaceuticals, LLC et al v. Jazz Pharmaceuticals, Inc., et al, C.A. No. 25-00221; and Avadel CNS Pharmaceuticals, LLC et al v. Jazz Pharmaceuticals, Inc. et al, C.A. No. 25-00435, each brought in the United States District Court for the District of Delaware.

“Clearances” means all consents, clearances, approvals, permissions, licenses, variances, exemptions, authorizations, acknowledgements, permits, nonactions, Orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Governmental Entity in connection with the implementation of the Scheme or the Acquisition.

“Combined Group” means the enlarged group following Completion comprising the Parent Group and the Company Group.

“Company Alternative Proposal” means any indication of interest, proposal or offer (including non-binding proposals or offers) from any Person or Group, other than Parent and its Subsidiaries or any of its Concert Parties, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or any of its Subsidiaries (including equity securities of Subsidiaries) equal to twenty percent (20%) or more of the consolidated assets of the Company, or to which twenty percent (20%) or more of the revenues or earnings of the Company on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, (ii) direct or indirect acquisition (including by scheme of arrangement or takeover offer) or issuance (whether in a single transaction or a series of related transactions) of twenty percent (20%) or more of any class of equity or voting securities of the Company, (iii) scheme of arrangement, tender offer, takeover offer or exchange offer that, if consummated, would result in a Person or Group beneficially owning twenty percent (20%) or more of any class of equity or voting securities of the Company or (iv) scheme of arrangement, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or similar transaction involving the Company or any of its Subsidiaries, under which a Person or Group or, in the case of clause (B) below, the shareholders or equityholders of any Person or Group would, directly or indirectly, (A) acquire assets equal to twenty percent (20%) or more of the consolidated assets of the Company, or to which twenty percent (20%) or more of the revenues or earnings of the Company on a consolidated basis are attributable for the most recent fiscal year for which audited financial statements are then available, or (B) immediately after giving effect to such transactions, beneficially own twenty percent (20%) or more of any class of equity or voting securities of the Company or the surviving or resulting Person (including any parent Person) in such transaction.

“Company Board” means the board of directors of the Company.

“Company Board Change of Recommendation” has the meaning given to the term in the Transaction Agreement.

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“Company Directors” means the members of the board of directors of the Company.

“Company Employees” means the employees of the Company or any Subsidiary of the Company as of immediately prior to the Effective Time.

“Company Equity Award Holder Proposal” means the proposal of Parent to the Company Equity Award Holders to be made in accordance with the Transaction Agreement (including Article IV thereof), Rule 15 of the Takeover Rules and the terms of the Company Share Plans.

“Company Equity Award Holders” means the holders of Company Equity Awards.

“Company Equity Awards” means the Company Options, Company Performance Options, Company Restricted Stock Awards, Company RSU Awards and any other Company equity-based awards granted under a Company Share Plan or otherwise.

“Company Equity Compensation Plans” means, collectively, the Company Share Plans and the Company ESPP.

“Company ESPP” means the Company 2017 Employee Share Purchase Plan.

“Company FY 2025 Profit Forecast” has the meaning given to under the heading “Profit Forecasts” in Appendix V.

“Company Group” means the Company and its Subsidiaries.

“Company Intervening Event” means any material event, fact, change, effect, development or occurrence arising or occurring after the date of the Transaction Agreement that (i) was not known or reasonably foreseeable, or the material consequences of which were not known or reasonably foreseeable, in each case to the Company Board as of or prior to the date of the Transaction Agreement, (ii) does not relate to any Company Alternative Proposal, (iii) does not relate to Parent or any of its Subsidiaries and (iv) does not relate to the achievement of, or failure to achieve, a Milestone (as defined in the CVR Agreement).

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“Company Material Adverse Effect” means any event, change, effect, development or occurrence that, individually or together with any other event, change, effect, development or occurrence, (a) would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby (including the Acquisition) prior to the End Date or (b) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, operations or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that, solely for the purposes of clause (b), no event, change, effect, development or occurrence to the extent resulting from or arising out of any of the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (i) any changes in conditions generally affecting the industry in which the Company or any of its Subsidiaries operate, (ii) any decline, in and of itself, in the market price or change in trading volume of Company Shares (it being understood and agreed that the facts, events, developments or occurrences giving rise to or contributing to such decline or change that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (iii) any general changes in political conditions (including the imposition of new or increased trade restrictions, tariffs or trade policies) or in securities, credit, financial, debt or other capital markets, in each case in the United States or any foreign jurisdiction, including any disruption thereof, due to a Government Shutdown or otherwise, (iv) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions, revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the facts, events, developments or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (v) the execution and delivery of the Transaction Agreement, the public announcement of the Transaction Agreement or the consummation of the transactions contemplated hereby, including the Acquisition, or the identity of Parent (it being understood and agreed that the foregoing shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of the Transaction Agreement or the consummation of the transactions contemplated hereby (including the Acquisition)), (vi) any adoption, implementation, promulgation, repeal, modification, amendment or change of any applicable Law of or by any Governmental Entity (it being understood and agreed that any changes to the regulatory treatment of any Company Product may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (vii) any changes or prospective changes in GAAP, (viii) any outbreak or escalation of hostilities, acts of war, sabotage, terrorism or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the Transaction Agreement, (ix) any action taken by the Company or any of its Subsidiaries which is expressly required by the Transaction Agreement or the taking of any action at the written direction of Parent (except for any obligation to operate in the ordinary course of business), (x) any event, change, effect, development or occurrence resulting from the Company’s entry into the binding written settlement agreement between the Company (or any of its Affiliates) and Jazz Pharmaceuticals, Inc., dated October 21, 2025 (the “Settlement Agreement”) or the performance of the Company’s or its Affiliates’ obligations required thereunder. or (xi) any epidemic, plague, pandemic or other outbreak of illness or public health event, hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions, except in the case of each of clauses (i), (iii), (vi), (vii), (viii) or (xi), to the extent that any such event, change, effect, development or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the adverse effect such event, change, effect, development or occurrence has on other companies operating in the industries in which the Company and its Subsidiaries operate, then only the incremental disproportionate adverse effect of such effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred.

“Company Options” means all options to purchase Company Shares, whether granted pursuant to the Company Share Plans or otherwise, other than the Company Performance Options and an option granted under the Company ESPP.

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“Company Performance Options” means all options to purchase Company Shares, for which vesting is based all or partially on performance conditions that have not been achieved prior to the Effective Time, whether granted pursuant to the Company Share Plans or otherwise.

“Company Product” means all products or product candidates that are being researched, tested, developed, labeled, handled, packaged, stored, supplied, promoted, imported, exported, commercialized, manufactured, sold, distributed, licensed, sublicensed or held for license or sublicense by any member of the Company Group and all products or product candidates, if any, with respect to which any member of the Company Group has royalty rights, including the Company’s proprietary formulations of sodium oxybate known as (i) LUMRYZTM (sodium oxybate) for extended-release oral suspension and (ii) valiloxybate, an investigational, once-at-bedtime, salt-free and artificial sweetener-free, extended-release oxybate, as licensed pursuant to a license agreement between the Company and XWPharma Ltd.

“Company Q3 2025 Profit Forecast” has the meaning given to under the heading “Profit Forecasts” in Appendix V.

“Company Regulatory Agency” means any Governmental Entity with jurisdiction related to the quality, identity, strength, purity, safety, efficacy, testing, manufacturing, labeling, storage, distribution, marketing, sale, pricing, import or export of any of the Company Products.

“Company Restricted Stock Awards” means all awards of Company Shares subject to vesting restrictions or forfeiture back to the Company, whether granted pursuant to the Company Share Plans or otherwise.

“Company RSU Award” means an award of restricted share units representing the right to receive one or more Company Shares or the cash value thereof upon vesting and settlement, whether granted pursuant to the Company Share Plans or otherwise.

“Company Share Award” means an award denominated in Company Shares (including Company Restricted Stock Awards and Company RSU Awards), other than a Company Option and a Company Performance Option.

“Company Share Plans” means, collectively, the Company 2017 Omnibus Incentive Compensation Plan, as amended, the Company 2020 Omnibus Incentive Compensation Plan, the Company 2021 Inducement Plan, as amended, and any other equity-based incentive plan maintained by the Company or assumed by the Company in connection with prior acquisitions.

“Company Shareholder Approval” means (i) the approval of the Scheme by a majority in number of members of each class of Company Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing, at the relevant voting record time, at least seventy-five percent (75%) in value of the Company Shares of that class held by Company Shareholders who are members of that class and that are present and voting either in person or by proxy, at the Scheme Meeting (or at any adjournment or postponement of such meeting) and (ii) each of the Required EGM Resolutions being duly passed by the requisite majorities of Company Shareholders at the EGM (or at any adjournment or postponement of such meeting).

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“Company Shareholders” means the holders of Company Shares at the Scheme Record Time.

“Company Shares” means the ordinary shares of the Company, nominal value $0.01 per share.

“Company Superior Proposal” means any bona fide, written Company Alternative Proposal (other than a Company Alternative Proposal which has resulted from a breach of Section 5.2 of the Transaction Agreement) (with all references to “twenty percent (20%)” in the definition of Company Alternative Proposal being deemed to be references to “fifty percent (50%)”) on terms that the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, and taking into account all the terms and conditions of the Company Alternative Proposal that the Company Board reasonably considers to be appropriate (including the financial terms of the proposal, the identity of the Person making the Company Alternative Proposal and the expected timing and likelihood of consummation, any governmental or other approval requirements (including divestitures and entry into other commitments and limitations), break-up fees, expense reimbursement provisions, conditions to consummation and availability of necessary financing), would result in a transaction that (i) if consummated, is more favorable to the Company Shareholders (in their capacity as such) from a financial point of view than the Acquisition (taking into account any proposal by Parent to amend the terms of the Transaction Agreement) and (ii) is reasonably capable of being completed on the terms proposed on a timely basis and (iii) for which financing, if a cash transaction (whether in whole or in part) is reasonably determined to be available by the Company Board.

“Completion” means the completion of the Acquisition.

“Concert Parties” means such Persons as are deemed to be Acting in Concert with Parent pursuant to Rule 3.3 of Part A of the Takeover Rules.

“Conditions” means the conditions to the Scheme and the Acquisition set out in Appendix III of this Announcement, and “Condition” means any one of the Conditions.

“Confidentiality Agreement” means the letter agreement, by and between the Company and Parent dated as of August 24, 2025.

“Consideration” means (i) the Cash Consideration and (ii) the CVR Consideration.

“Contract” means any legally binding contract, agreement, obligation, understanding or instrument, lease, license or other legally binding commitment or undertaking of any nature.

“Court Hearing” means the hearing by the High Court of the Petition to sanction the Scheme under Section 453 of the Act.

“Court Order” means the Order or Orders of the High Court sanctioning the Scheme under Section 453 of the Act.

“CSA” means the United States Controlled Substances Act, 21 U.S.C. §§ 801 et seq., and all regulations promulgated thereunder.

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“CVR” or “CVRs” means the rights of CVR holders pursuant to the CVR Agreement (granted to Initial Holders (as defined in the CVR Agreement) as part of the consideration of the Acquisition pursuant to the terms of the Transaction Agreement and this Announcement) to receive a contingent cash payment on the terms and subject to the conditions of the CVR Agreement, the Transaction Agreement and this Announcement.

“CVR Agreement” means that certain Contingent Value Rights Agreement by and between Parent and the rights agent, substantially in the form attached to the Transaction Agreement as Exhibit A.

“CVR Consideration” means one (1) contractual contingent value right per Company Share which shall represent the right to receive certain payments pursuant to the CVR Agreement.

“CVR Product” means the Company’s proprietary formulation of sodium oxybate known as LUMRYZ™ (sodium oxybate) for extended-release oral suspension approved for the treatment of cataplexy or excessive daytime sleepiness (EDS) in patients 7 years of age or older with narcolepsy, pursuant to New Drug Application (“NDA”) No. 214755, including amendments and supplements thereto.

“DEA” means the United States Drug Enforcement Administration.

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms or, if the Acquisition is implemented by way of a Takeover Offer, the date on which the Takeover Offer has become (or has been declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Takeover Rules.

“Effective Time” means the time on the Effective Date at which the Court Order is delivered to the Registrar of Companies or, if the Acquisition is implemented by way of a Takeover Offer, the time on the Effective Date at which the Takeover Offer becomes (or is declared) unconditional in all respects in accordance with the provisions of the Takeover Offer Documents and the Takeover Rules.

“EGM” means the extraordinary general meeting of the Company Shareholders (and any adjournment or postponement thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Scheme Meeting shall have been concluded (it being understood that if the Scheme Meeting is adjourned or postponed, the EGM shall be correspondingly adjourned or postponed).

“EGM Resolutions” means, collectively, the following resolutions to be proposed at the EGM: (i) an ordinary resolution to approve the Scheme and to authorize the Company Board to take all such action as it considers necessary or appropriate to implement the Scheme; (ii) a special resolution amending the Company’s Memorandum and Articles of Association in accordance with Section 4.4 of the Transaction Agreement (the resolutions described in the foregoing sub-clauses (i) and (ii), the “Required EGM Resolutions”); (iii) an ordinary resolution that any motion by the Chairperson of the Company Board to adjourn or postpone the EGM, or any adjournments or postponements thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve the Scheme or any of the Required EGM Resolutions to be approved; and (iv) any other resolutions as the Company reasonably determines to be (A) required under applicable Laws or (B) otherwise necessary or desirable for the purposes of implementing the Acquisition as have been approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed).

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“End Date” has the meaning given to in the Transaction Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“FDCA” means the United States Federal Food, Drug and Cosmetic Act of 1938, 21 U.S.C. §§ 301 et seq., and all regulations promulgated thereunder.

“Forecast Assumptions” means the assumptions set out under the heading “Assumptions” in Appendix V.

“GAAP” means U.S. generally accepted accounting principles.

“Government Shutdown” means any shutdown resulting from the lack of Congressional budget appropriations, prior to the End Date, of certain United States federal government services provided by the Federal Trade Commission and Department of Justice to review the transactions contemplated by the Transaction Agreement under the HSR Act.

“Governmental Entity” means any United States, Irish or other foreign or supranational, federal, state or local government or any commission, board, body, division, political subdivision, bureau or other regulatory authority or agency thereof, and including courts and other judicial bodies, or any competition, antitrust, national security, foreign investment or supervisory body, central bank, public international organization or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, and including the Panel, the High Court, the SEC and each Company Regulatory Agency.

“Governmental Healthcare Program” means any federal healthcare program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, the United States Department of Veteran Affairs and any other healthcare reimbursement programs funded or regulated by a Governmental Entity.

“Group” means a “group” as defined in Section 13(d) of the Exchange Act.

“High Court” means the High Court of Ireland.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indication” means the treatment of idiopathic hypersomnia in adults.

“Jazz” means Jazz Pharmaceuticals, Inc. and its Affiliates.

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“J.P. Morgan” means J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which is authorized in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority).

“Law” means any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, executive order or agency requirement of any Governmental Entity.

“Legal Event” means the dismissal of the Claims with prejudice by the United States District Court for the District of Delaware pursuant to the binding written settlement agreement between the Company (or any of its Affiliates) and Jazz Pharmaceuticals, Inc., dated October 21, 2025.

“LUMRYZ Approval” means approval by the United States Food and Drug Administration (the “FDA”) of an application submitted to the FDA for the commercial marketing and sale of the CVR Product in the United States for the Indication; provided, that, “LUMRYZ Approval” shall be deemed achieved upon receipt of written notice from the FDA that the CVR Product has been approved for the Indication in the United States and which is not blocked by any third party orphan drug exclusivity, regardless of whether any risk evaluation and mitigation strategies or other conditions are imposed by the FDA, provided that such approval permits commercial marketing and sale of the CVR Product for the Indication in the United States.

“Milestone” means the occurrence of (a) the LUMRYZ Approval and (b) the Legal Event.

“Milestone Expiration” means 11:59 p.m., U.S. Eastern Time on December 31, 2028.

“Milestone Payment” means one (1) non-tradeable CVR, representing a contractual right to receive a future conditional payment of $1.50, settleable in cash.

“Nasdaq” means the Nasdaq Global Market, any successor stock exchange operated by the Nasdaq Global Market, or any successor thereto.

“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).

“Panel” means the Irish Takeover Panel.

“Parent Board” means the board of directors of Parent.

“Parent Group” means Parent and all of its Subsidiaries.

“Parent Material Adverse Effect” means any event, change, effect, development or occurrence that, individually or together with any other event, change, effect, development or occurrence, would be reasonably expected to prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated hereby (including the Acquisition) prior to the End Date.

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“Parties” means the Company and Parent and “Party” shall mean either the Company, on the one hand, or Parent (whether individually or collectively), on the other hand (as the context requires).

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality of such government or political subdivision.

“Petition” means the petition to the High Court seeking the Court Order.

“Proxy Statement” means the proxy statement to be sent to the Company Shareholders in connection with the matters to be submitted at the Scheme Meeting and the EGM (such proxy statement, as amended or supplemented).

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland.

“Representatives” means, in relation to any Person, the directors, officers, employees, agents, investment bankers, financial advisors, legal advisors, accountants, brokers, finders, consultants or other representatives of such Person.

“Resolutions” means the EGM Resolutions and the Scheme Meeting Resolution, which will be set out in the Scheme Document.

“Restricted Jurisdiction” means any jurisdiction where it would be unlawful to send or make available information concerning the Acquisition to Company Shareholders.

“Scheme” means the proposed scheme of arrangement under Chapter 1 of Part 9 of the Act to effect the Acquisition pursuant to the Transaction Agreement, on such terms and in such form as is consistent with the terms agreed to by the Parties as set out in this Announcement, including any revision thereof as may be agreed between the Parties in writing, and, if required, by the High Court and the Takeover Panel.

“Scheme Document” means a document (or relevant sections of the Proxy Statement comprising the Scheme Document) (including any amendments or supplements thereto) to be distributed to Company Shareholders and, for information only, to Company Equity Award Holders containing (i) the Scheme, (ii) the notice or notices of the Scheme Meeting and EGM, (iii) an explanatory statement as required by Section 452 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act, the Exchange Act or the Takeover Rules and (v) such other information as the Company and Parent shall agree.

“Scheme Meeting” means the meeting or meetings of the Company Shareholders or, if applicable, the meeting or meetings of any class or classes of Company Shareholders (and, in each case, any adjournment or postponement thereof) convened by (i) resolution of the Company Board or (ii) order of the High Court, in either case, pursuant to Section 450 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment).

“Scheme Meeting Resolution” means the resolution to be proposed at the Scheme Meeting for the purposes of approving and implementing the Scheme.

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“Scheme Recommendation” means the recommendation of the Company Board that Company Shareholders vote in favor of the Resolutions.

“Scheme Record Time” means the day and/or time as is specified in the Scheme Document as the record time for determining the Company Shares that will be subject to the Scheme, as more particularly defined in the Scheme;

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person. For purposes of this Announcement, a Subsidiary shall be considered a “wholly owned Subsidiary” of a Person if such Person directly or indirectly owns all of the securities or other ownership interests (excluding any securities or other ownership interests held by an individual director or officer required to hold such securities or other ownership interests pursuant to applicable Law) of such Subsidiary.

“Takeover Offer” means an offer in accordance with Section 3.6 of the Transaction Agreement for the entire issued share capital of the Company (other than any Company Shares beneficially owned by Parent or any member of the Parent Group (if any) and any Company Shares held by any member of the Company Group) including any amendment or revision thereto pursuant to the Transaction Agreement, the full terms of which would be set out in the Takeover Offer Document or (as the case may be) any revised offer documents.

“Takeover Offer Document” means, if, following the date of the Transaction Agreement, Parent elects to implement the Acquisition by way of the Takeover Offer in accordance with Section 3.6 of the Transaction Agreement, the document to be sent to Company Shareholders and others by Parent containing, among other things, the Takeover Offer, the Conditions (except as Parent determines pursuant to and in accordance with Section 3.6 of the Transaction Agreement not to be appropriate in the case of a Takeover Offer) and certain information about Parent and the Company and, where the context so requires, includes any form of acceptance, election, notice or other document reasonably required in connection with the Takeover Offer.

“Takeover Panel Act” means the Irish Takeover Panel Act 1997.

“Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules, 2022.

“Transaction Agreement” mean the Transaction Agreement dated October 22, 2025 by and among Parent and the Company in relation to the implementation of the Scheme and the Acquisition, a copy of which is set out at Appendix IV of this Announcement.

“U.S.” or “United States” means the United States, its territories and possessions, any State of the United States and the District of Columbia, and all other areas subject to its jurisdiction.

References to “dollars” and “$” means U.S. dollars.

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References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder. Any reference to any legislation is to Irish legislation unless specified otherwise.

Any singular term shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders.

All times referred to in this Announcement are U.S. Eastern Times unless otherwise stated.

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APPENDIX III

CONDITIONS OF THE ACQUISITION AND THE SCHEME

The Acquisition and the Scheme will comply with the Takeover Rules and, where relevant, the rules and regulations of the Exchange Act, the Act and the Nasdaq, and are subject to the terms and conditions set out in this Announcement and to be set out in the Scheme Document. The Acquisition and the Scheme are, to the extent required by the Laws of Ireland, governed by the Laws of Ireland.

The Acquisition and the Scheme will be subject to the conditions set out in this Appendix III (the “Conditions”).

1.            The Acquisition will be conditional upon the Scheme becoming effective and unconditional on or prior to the End Date (or such earlier date as may be specified by the Panel, or such later date as Parent and the Company may, subject to receiving the consent of the Panel and the High Court, in each case if required, agree).

2.            The Scheme will be conditional upon:

2.1.            the Scheme having been approved by a majority in number of members of each class of Company Shareholders (including as may be directed by the High Court pursuant to Section 450(5) of the Act) representing, at the relevant voting record time, at least seventy-five percent (75%) in value of the Company Shares of that class held by Company Shareholders, in each case present and voting either in person or by proxy at the Scheme Meeting (or at any adjournment or postponement of such meeting);

2.2.            each of the Required EGM Resolutions having been duly passed by the requisite majority of Company Shareholders at the EGM (or at any adjournment or postponement of such meeting);

2.3.            the High Court having sanctioned (with or without material modification, but subject to any material modification being acceptable to each of Parent and the Company) the Scheme pursuant to Sections 449 to 455 of the Act (the date on which the condition in this paragraph 2.3 is satisfied, the “Sanction Date”); and

2.4.            copies of the Court Order having been delivered for registration to the Registrar of Companies.

3.            Parent and the Company have agreed that, subject to paragraph 6, the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

3.1.            the applicable waiting periods (and any extension thereof) under the HSR Act in connection with the Acquisition having expired or been earlier terminated, and, to the extent applicable, any agreement between the Company and Parent, on the one hand, and the Federal Trade Commission or the Antitrust Division of the United States Department of Justice, on the other hand, not to consummate the Scheme or the Acquisition having expired or been earlier terminated;

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3.2.            no Governmental Entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Acquisition; and

3.3.            the Transaction Agreement not having been terminated by the applicable Party or Parties as set forth below as a consequence of an event set forth below (such events being the events set out in the Transaction Agreement following the occurrence of which the Transaction Agreement may be terminated in accordance with its terms):

3.3.1.            termination by either the Company or Parent if the Scheme Meeting or the EGM shall have been completed and the Scheme Meeting Resolution or the Required EGM Resolutions, as applicable, shall not have been approved by the requisite majorities;

3.3.2.            termination by either the Company or Parent if the Effective Time shall not have occurred by 5:00 p.m., New York City time, on the End Date; provided, that such right to terminate the Transaction Agreement shall not be available to a Party whose breach of any provision of the Transaction Agreement shall have been the primary cause of the failure of the Effective Time to have occurred by such time;

3.3.3.            termination by either the Company or Parent if the High Court shall have declined or refused to sanction the Scheme, unless both Parties shall have agreed in writing within thirty (30) days of such decision that the decision of the High Court shall be appealed (it being agreed that the Company shall make such an appeal if requested to do so in writing by Parent and the respective counsels appointed by Parent and by the Company in accordance with the Transaction Agreement agree that doing so is a reasonable course of action);

3.3.4.            termination by either the Company or Parent if there shall be in effect any applicable Law or final and non-appealable Order issued, promulgated, made, rendered or entered into by any Governmental Entity of competent jurisdiction that permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Acquisition; provided that such right to terminate the Transaction Agreement shall not be available to any Party whose material breach of any provision of the Transaction Agreement shall have been the primary cause of such Law, order, writ, decree, judgment or injunction;

3.3.5.            termination by the Company if Parent shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate, which breach, failure to perform or inaccuracy (1) would result in a failure of Condition 5.2 or 5.3, as applicable, and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) thirty (30) days following written notice by the Company thereof;

3.3.6.            termination by the Company prior to obtaining the Company Shareholder Approval, if (1) in accordance with Section 5.2 of the Transaction Agreement, the Company Board shall have authorized the Company to terminate the Transaction Agreement in response to a Company Superior Proposal and (2) substantially concurrently with such termination, a definitive agreement providing for the consummation of the transactions contemplated by such Company Superior Proposal shall have been duly executed and delivered by all parties thereto; provided, however, that the Company shall not be entitled to terminate the Transaction Agreement pursuant to the termination right summarized in this paragraph 3.3.6, and no such purported termination shall have any effect, unless, prior to or substantially concurrently with such termination, the Company shall have paid Parent the applicable Reimbursement Amounts (as defined in the Transaction Agreement) under Section 9.2(a) of the Transaction Agreement (it being understood that, without limiting the Company’s obligations under Section 9.2(a) of the Transaction Agreement, only such costs and expenses accrued prior to such termination and for which Parent, prior to the termination, submits to the Company in writing a request for such amounts and written invoices or written documentation supporting such request in accordance with the provisions of Section 9.2 of the Transaction Agreement shall be due substantially concurrently with such termination, subject at all times to the Cap);

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3.3.7.            termination by Parent if the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement or if any of its representations or warranties set forth in the Transaction Agreement are inaccurate, which breach, failure to perform or inaccuracy (1) would result in a failure of Condition 4.2 or 4.3, as applicable, and (2) is not reasonably capable of being cured by the End Date or, if curable, is not cured by the earlier of (x) the End Date and (y) thirty (30) days following written notice by Parent thereof;

3.3.8.            termination by Parent if, prior to the receipt of the Company Shareholder Approval, a Company Board Change of Recommendation (as defined in the Transaction Agreement) shall have occurred; or

3.3.9.            termination by mutual written consent of the Company and Parent, subject to the consent of the Panel (if required).

4.            Parent and the Company have agreed that, subject to paragraph 6, Parent’s obligation to effect the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Law, waived by Parent) on or before the Sanction Date:

4.1.            from October 22, 2025 (being the date of this Announcement) to the Sanction Date, there having not been any event, change, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

4.2.            (a) the representation and warranty of the Company set forth in Section 6.1(A)(k)(ii) (Absence of Certain Changes or Events) of the Transaction Agreement having been true and correct in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, (b) the representation and warranty of the Company set forth in Section 6.1(A)(c)(i)-(ii) and the last sentence of 6.1(A)(c)(iii) (Capitalization) of the Transaction Agreement having been true and correct in all respects, except for any de minimis inaccuracies, at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all respects, except for any de minimis inaccuracies, as of such particular date), (c) each of the representations and warranties of the Company set forth in Sections 6.1(A)(a) (Qualification, Organization, Subsidiaries, etc.), 6.1(A)(b)(i) (Subsidiaries), the first sentence of 6.1(A)(c)(iii) (Capitalization), 6.1(A)(d) (Corporate Authority Relative to this Agreement; No Violation), 6.1(A)(s) (Required Vote of Company Shareholders), 6.1(A)(v) (Opinions of Financial Advisors), 6.1(A)(w) (Finders or Brokers) and 6.1(A)(y) (Takeover Statutes) of the Transaction Agreement having been true and correct (read for the purpose of this paragraph 4.2(c) without any qualification as to materiality or Company Material Adverse Effect therein) in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all material respects as of such particular date), and (d) each of the representations and warranties of the Company set forth in Section 6.1 of the Transaction Agreement (other than those specifically listed in paragraphs 4.2(a), 4.2(b) or 4.2(c)) having been true and correct (read for the purpose of this paragraph 4.2(d) without any qualification as to materiality or Company Material Adverse Effect therein) in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all respects as of such particular date), except for such failures to be true and correct as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

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4.3.            the Company having performed and complied, in all material respects, with all of the covenants and agreements that the Transaction Agreement requires the Company to perform or comply with prior to the Sanction Date; and

4.4.            Parent having received a certificate from an executive officer of the Company confirming the satisfaction of the conditions set forth in paragraphs 4.2 and 4.3.

5.            Parent and the Company have agreed that, subject to paragraph 6, the Company’s obligation to effect the Scheme and the Acquisition will also be conditional upon the following matters having been satisfied (or, to the extent permitted by applicable Law, waived by the Company) on or before the Sanction Date:

5.1.            from October 22, 2025 (being the date of this Announcement) to the Sanction Date, there having not been any event, change, effect, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

5.2.            (a) each of the representations and warranties of Parent set forth in Section 6.2(A)(a) (Qualification, Organization, etc.) and Section 6.2(A)(b) (Corporate Authority Relative to this Agreement; No Violation) of the Transaction Agreement having been true and correct (read for the purpose of this paragraph 5.2(a) without any qualification as to materiality or Parent Material Adverse Effect therein) in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all material respects as of such particular date), and (b) each of the representations and warranties of Parent set forth in Section 6.2 of the Transaction Agreement (other than those specifically listed in paragraph 5.2(a)) having been true and correct (read for the purpose of this paragraph 5.2(b) without any qualification as to materiality or Parent Material Adverse Effect therein) in all respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall have been true and correct in all respects as of such particular date), except for such failures to be true and correct as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

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5.3.            Parent having performed and complied, in all material respects, with all of the covenants and agreements that the Transaction Agreement requires Parent to perform or comply with prior to the Sanction Date;

5.4.            the Company having received a certificate from an executive officer of Parent confirming the satisfaction of the conditions set forth in paragraphs 5.2 and 5.3; and

5.5.            the CVR Agreement shall be in full force and effect.

6.            Subject to the requirements of the Panel:

6.1.            Parent and the Company reserve the right (but neither Party shall be under any obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (provided that no such waiver shall be effective unless agreed to by both Parties);

6.2.            Parent reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 4; and

6.3.            the Company reserves the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 5.

7.            The Scheme will lapse unless it is effective on or prior to the End Date (or such earlier date as may be specified by the Panel, or such later date as Parent and the Company may, subject to receiving the consent of the Panel and the High Court, in each case if required, agree).

8.            If Parent is required to make an offer for Company Shares under the provisions of Rule 9 of the Takeover Rules, Parent may make such alterations to any of the Conditions as are necessary to comply with the provisions of that rule.

9.            Parent reserves the right, subject to the consent of the Panel, to effect the Acquisition by way of a Takeover Offer in the circumstances described in and subject to the terms of Section 3.6 of the Transaction Agreement. Without limiting Section 3.6 of the Transaction Agreement, in the event the Acquisition is structured as a Takeover Offer, such offer will be implemented on terms and conditions that are at least as favorable to the Company Shareholders and the holders of Company Options, Company Performance Options and Company Share Awards as those which would apply in relation to the Scheme (except for an acceptance condition set at 80% of the nominal value of the Company Shares to which such an offer relates (and which are not already in the beneficial ownership of Parent) or such lesser percentage being more than 50%, as Parent may, with the consent of the Panel (if required) decide).

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APPENDIX IV

TRANSACTION AGREEMENT

The Transaction Agreement can be found at the following link: https://www.alkermes.com/acquisition

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APPENDIX V

PROFIT FORECASTS

Profit Forecasts

The following statements were released by the Company:

(a)	the Company’s results announcement for the quarterly period ended June 30, 2025 published on August 7, 2025, as filed with the SEC on Form 8-K (“2025 Company Q2 Results”), provided the following revenue and operating expenses guidance for Q3 2025:

“Providing guidance for the quarter ending September 30, 2025 of $71 - $75 million in net product revenue and cash operating expenses of $50 - $55 million. Given the positive return from prior investments, operating expense guidance includes additional investments in LUMRYZ for further sales force expansion and additional patient and physician marketing programs.” (the “Company Q3 2025 Profit Forecast”);

(b)	the 2025 Company Q2 Results provided the following revenue guidance for full year 2025:

“Raising 2025 full year revenue guidance to $265 - $275 million” (the “Company FY 2025 Revenue Guidance”); and

(c)	the Company’s results announcement for the quarterly period ended March 31, 2025 published on May 7, 2025, as filed with the SEC on Form 8-K (“2025 Company Q1 Results”), provided the following cash operating expenses guidance for full year 2025:

“Raises 2025 full year guidance to $255 - $265 million in net product revenue, cash operating expenses of $180 - $200 million, and cash flow of $30 - $40 million.” (the “Company FY 2025 Cash Operating Expenses Guidance”, together with the Company FY 2025 Revenue Guidance, the “Company FY 2025 Profit Forecast”).

Basis of preparation

The Company Q3 2025 Profit Forecast and the Company FY 2025 Profit Forecast (together, the “Profit Forecasts”) are based on the 2025 Company Q2 Results and the 2025 Company Q1 Results and Avadel’s internal unaudited forecasts for the remainder of the 52-week period ending December 31, 2025. The Profit Forecasts have been compiled on the basis of the Forecast Assumptions set out below. The basis of the accounting policies used in the Profit Forecasts are consistent with the existing accounting policies of Avadel.

Assumptions

The Profit Forecasts have been prepared on the basis referred to above and subject to the principal assumptions set out below (together, the “Forecast Assumptions”). The Profit Forecasts are inherently uncertain and there can be no guarantee that any of the assumptions listed below will occur and/or if they do, their effect on Avadel’s results of operations, financial condition or financial performance may be material. The Avadel Profit Forecasts should be read in this context and construed accordingly.

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The Company’s directors have made the following assumptions in respect of the 52-week period ending December 31, 2025:

1.	Assumptions within Avadel’s control or influence:

•	no material change to the existing strategy or operation of Avadel’s business;

•	no material change to the expected realisation of launch and commercialisation of LUMRYZTM and any new products;

•	no material deterioration in Avadel’s relationships with customers, suppliers, distributor or partners, and no material adverse change to Avadel’s ability to meet customer, supplier, distributor and partner needs and expectations based on existing commercial and contractual relationships;

•	no material unplanned capital expenditure, asset disposals, merger and acquisition or divestment activity conducted by or affecting Avadel (including the Acquisition);

•	no material change in dividend or capital policies of Avadel; and

•	no material change to the present management of Avadel.

2.	Assumptions outside of Avadel’s control or influence:

•	no material change to existing prevailing macroeconomic, political, fiscal/inflationary, international trade or social conditions or stability during the 52-week period ending December 31, 2025 in the markets or regions in which Avadel operates;

•	no material change in legislation, taxation, including import and export duties, or regulatory requirements impacting Avadel’s operations, expenditure or its accounting policies;

•	no material adverse change to the Avadel’s business model, market environment before the end of the 52-week period ending December 31, 2025 (including in relation to customer demand or competitive environment, including regarding Avadel’s market share and product demand rates);

•	no material adverse change to Avadel’s commercial relationships or product service levels, and no material adverse events that will have a significant impact on Avadel’s major customers or suppliers;

•	no material disruption or delays to international supply chain networks or adverse changes in supply chain costs to Avadel;

•	no material change in Avadel’s existing royalty purchase arrangements (including in connection with the Acquisition), ability to access external finance and refinance existing royalty purchase agreements upon maturity;

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•	no material litigation or regulatory investigations, and no material unexpected developments in any existing litigation or regulatory investigation, each in relation to any of Avadel’s operations, products or service;

•	no material adverse events that would have a significant impact on Avadel including climate change, adverse weather events or information technology/cyber infrastructure disruption; and

•	no material change in the control of Avadel (including the Acquisition).

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